Exhibit 99.1

Helen of Troy Limited Reports Fourth Quarter Fiscal 2023 Results

Consolidated Net Sales Decline of 16.7%; Core Net Sales Decline of 16.2%
GAAP Diluted EPS of $1.50; Adjusted Diluted EPS of $2.01
GAAP Operating Margin Expansion of 240 Basis Points
Adjusted EBITDA Margin Expansion of 170 Basis Points
Cash Flow from Operations of $158.7 Million, Growth of 8.8%; Free Cash Flow of $130.0 Million(7)(17)

Initiates Fiscal 2024 Outlook:
Consolidated Net Sales of $1.965-$2.015 Billion
GAAP Diluted EPS of $3.98-$4.84; Adjusted Diluted EPS of $8.50-$9.00
Adjusted EBITDA Growth of 3.2%-6.3%; Free Cash Flow of $250-$270 Million
Further Net Leverage Ratio Reduction to Between 2.0X and 1.85X by the End of Fiscal 2024(7)(18)
Project Pegasus on Track to Deliver $20M Fiscal 2024 Savings Target

El Paso, Texas, April 26, 2023 — Helen of Troy Limited (NASDAQ: HELE), designer, developer, and worldwide marketer of branded consumer home, outdoor, beauty, and wellness products, today reported results for the three-month period ended February 28, 2023 and provided its outlook for Fiscal 2024.

During the fourth quarter of fiscal 2023, the Company made changes to the structure of the organization as part of its global restructuring plan, Project Pegasus. As a result of these changes, the disclosures included herein reflect two reportable segments, Home & Outdoor and Beauty & Wellness. The previous Health & Wellness and Beauty operating segments are being combined into a single reportable segment, which is referred to herein as “Beauty & Wellness.” The Company believes that these changes better align internal resources and external go to market activities to create a more efficient and effective organizational structure. There were no changes to the products or brands included within the Home & Outdoor reportable segment as part of these organizational changes. Comparative prior period segment information has been recast to conform to this change in reportable segments and is included in the accompanying tables beginning on page 31 and titled “Supplemental Recast Segment Financial Information”.

Executive Summary – Fourth Quarter of Fiscal 2023 Compared to Fiscal 2022, Fiscal 2021 and Fiscal 2020 Pre-COVID Base

•Consolidated net sales revenue of $484.6 million, a decrease of 16.7% from fiscal 2022, a decrease of 4.9% from fiscal 2021, and an increase of 9.5% from fiscal 2020

•Core business net sales decrease of 16.2% from fiscal 2022, a decrease of 1.8% from fiscal 2021, and an increase of 14.9% from fiscal 2020

•Operating margin of 11.1%, compared to 8.7% for the same period last year

•Adjusted operating margin of 13.8%, compared to 12.5% for the same period last year

•GAAP diluted EPS of $1.50, compared to $1.64 for the same period last year, $0.90 for fiscal 2021, and $(0.13) for fiscal 2020

•Non-GAAP Core adjusted diluted EPS of $2.01, a decrease of 19.9% from fiscal 2022, an increase of 41.5% from fiscal 2021, and an increase of 16.2% from fiscal 2020

•Non-GAAP adjusted diluted EPS of $2.01, a decrease of 19.9% from fiscal 2022, an increase of 28.0% from fiscal 2021, and an increase of 6.9% from fiscal 2020

•Net cash provided by operating activities of $158.7 million, an 8.8% increase compared to $145.9 million for the same period last year

•Adjusted EBITDA margin of 15.2%, compared to 13.5% for the same period last year

Executive Summary - Fiscal 2023 Compared to Fiscal 2022, Fiscal 2021 and Fiscal 2020 Pre-COVID Base

•Consolidated net sales revenue of $2.07 billion, a decrease of 6.8% from fiscal 2022, a decrease of 1.2% from fiscal 2021, and an increase of 21.4% from fiscal 2020

•Core business net sales decline of 5.3% from fiscal 2022, an increase of 2.6% from fiscal 2021, and an increase of 28.3% from fiscal 2020

•GAAP diluted EPS of $5.95, compared to $9.17 for the same period last year, $10.08 for fiscal 2021, and $6.02 for fiscal 2020

•Non-GAAP Core adjusted diluted EPS of $9.45, a decrease of 22.4% from fiscal 2022, a decrease of 14.3% from fiscal 2021, and an increase of 8.4% from fiscal 2020

•Non-GAAP adjusted diluted EPS of $9.45, a decrease of 23.5% from fiscal 2022, a decrease of 18.9% from fiscal 2021, and an increase of 1.6% from fiscal 2020

•Net cash provided by operating activities of $208.2 million, a 47.9% increase compared to $140.8 million for the same period last year

•Adjusted EBITDA margin of 15.8% compared to 17.0% for the same period last year

Julien R. Mininberg, Chief Executive Officer, stated: “I am pleased to report that our fourth quarter financial performance, including our sales and adjusted EPS, was better than expected in what has been one of the most unpredictable and challenging years in memory. We expanded our adjusted operating margin and generated strong free cash flow. We used that cash flow and faster-than-expected progress on the inventory reduction initiative to accelerate our debt pay down in the quarter. Our ending inventory is now below fiscal year 2021 despite recent retailer inventory corrections and our Osprey and Curlsmith acquisitions. Operationally, we also made significant progress. We began shipping from our new state-of-the-art Tennessee distribution facility, which has already been instrumental in consolidating several ancillary facilities and is a key part of our multi-year plan to optimize our distribution footprint and efficiency. With Fiscal 2023 marking the fourth year of Phase II, our Core net sales grew at a 9.1% CAGR, well ahead of the target set at the Phase II starting point in fiscal year 2019, and Core adjusted EPS grew at a 6.8% CAGR despite the many challenges to profitability in our industry and the macro environment.”

Mr. Mininberg continued: “Looking at fiscal year 2024, the outlook we are providing today reflects our expectation that we will deliver operational earnings growth, strong free cash flow, expand gross and adjusted operating margins, and deliver adjusted EPS growth in the back half of the fiscal year. Our sales outlook reflects our expectation that the economy, consumers, and several of our categories will continue to experience macro financial pressure. We expect operating margin expansion from lower cost of goods sold and savings from capturing lower freight costs. We also expect Fiscal 2024 gross margins to expand, driven primarily by the early benefits of SKU rationalization under Pegasus, and a more favorable sales mix from growing Hydro Flask, Vicks inhalants, and prestige beauty brands. We are pleased with the progress of the Pegasus workstreams and we remain on track to achieve our savings targets.”

Mr. Mininberg concluded: “As detailed in our separate announcement today regarding CEO succession, after what will be 10 years as Helen of Troy’s CEO and 34 years in the consumer products industry, I intend to retire upon the conclusion of my employment agreement on February 29, 2024. The board has unanimously appointed our COO, Noel Geoffroy, to become CEO effective March 1, 2024. Noel brings outstanding experience, fresh eyes and a winning attitude that have already fueled significant contributions. I believe the Company will be in excellent hands under her leadership and I look forward to working with her to deliver fiscal 2024 and a smooth transition.”

	Three Months Ended Last Day of February,
(in thousands) (unaudited)	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2022 sales revenue, net	$210,847	$371,173	$582,020
Organic business (1)	(8,383)	(106,705)	(115,088)
Impact of foreign currency	(1,363)	(797)	(2,160)
Acquisition (2) (3)	10,825	8,986	19,811
Change in sales revenue, net	1,079	(98,516)	(97,437)
Fiscal 2023 sales revenue, net	$211,926	$272,657	$484,583

Total net sales revenue growth (decline)	0.5%	(26.5)%	(16.7)%
Organic business	(4.0)%	(28.7)%	(19.8)%
Impact of foreign currency	(0.6)%	(0.2)%	(0.4)%
Acquisition	5.1%	2.4%	3.4%

Operating margin (GAAP)
Fiscal 2023	14.8%	8.2%	11.1%
Fiscal 2022	10.7%	7.5%	8.7%
Adjusted operating margin (non-GAAP) (7)
Fiscal 2023	17.1%	11.2%	13.8%
Fiscal 2022	13.1%	12.1%	12.5%

	Three Months Ended Last Day of February,				% Change
(in thousands, except per share data) (unaudited)	2023	2022	2021	2020	FY23/ FY22	FY23/FY21	FY23/FY20
Consolidated net sales revenue	$484,583	$582,020	$509,375	$442,365	(16.7)%	(4.9)%	9.5%
Core business net sales revenue (4)	484,583	578,141	493,458	421,640	(16.2)%	(1.8)%	14.9%
Leadership Brand net sales revenue (5)	414,885	480,391	417,931	347,713	(13.6)%	(0.7)%	19.3%
Online channel net sales revenue (6)	111,346	162,107	140,016	107,329	(31.3)%	(20.5)%	3.7%
Operating income (loss)	53,713	50,384	24,525	(2,745)	6.6%	*	*
Adjusted EBITDA (non-GAAP) (7)	73,421	78,650	48,578	58,378	(6.6)%	51.1%	25.8%
Net cash provided by operating activities	158,719	145,877	64,360	169,875	8.8%	*	(6.6)%

Consolidated Diluted EPS	$1.50	$1.64	$0.90	$(0.13)	(8.5)%	66.7%	*
Consolidated Adjusted Diluted EPS (non-GAAP) (7)	2.01	2.51	1.57	1.88	(19.9)%	28.0%	6.9%
Core Adjusted Diluted EPS (non-GAAP) (4) (7)	2.01	2.51	1.42	1.73	(19.9)%	41.5%	16.2%
*    Calculation is not meaningful.

	Year Ended Last Day of February,				% Change
(in thousands, except per share data) (unaudited)	2023	2022	2021	2020	FY23/FY22	FY23/FY21	FY23/FY20
Consolidated net sales revenue	$2,072,667	$2,223,355	$2,098,799	$1,707,432	(6.8)%	(1.2)%	21.4%
Core business net sales revenue (4)	2,072,667	2,189,239	2,020,453	1,615,094	(5.3)%	2.6%	28.3%
Leadership Brand net sales revenue (5)	1,753,734	1,810,249	1,706,545	1,360,059	(3.1)%	2.8%	28.9%
Online channel net sales revenue (6)	484,108	531,114	538,191	407,230	(8.9)%	(10.0)%	18.9%
Operating income	211,791	272,550	281,488	178,251	(22.3)%	(24.8)%	18.8%
Adjusted EBITDA (non-GAAP) (7)	327,519	378,415	354,985	285,842	(13.4)%	(7.7)%	14.6%
Net cash provided by operating activities	208,242	140,823	314,106	271,293	47.9%	(33.7)%	(23.2)%

Consolidated Diluted EPS	$5.95	$9.17	$10.08	$6.02	(35.1)%	(41.0)%	(1.2)%
Consolidated Adjusted Diluted EPS (non-GAAP) (7)	9.45	12.36	11.65	9.30	(23.5)%	(18.9)%	1.6%
Core Adjusted Diluted EPS (non-GAAP) (4) (7)	9.45	12.18	11.03	8.72	(22.4)%	(14.3)%	8.4%

During the fourth quarter of fiscal 2020, the Company committed to a plan to divest certain assets within its Beauty & Wellness segment's mass channel personal care business (“Personal Care”). On June 7, 2021, the Company completed the sale of its North America Personal Care business and on March 25, 2022, the Company completed the sale of the Latin America and Caribbean Personal Care business. The Company defines Core business as strategic business that it expects to be an ongoing part of its operations, and Non-Core business as business or net assets (including net assets held for sale) that it expects to divest within a year of its designation as Non-Core. Accordingly, sales from the Personal Care business were included in Non-Core business for all historical periods presented. As a result of these dispositions, the Company no longer has any results of operations from Non-Core business or any assets or liabilities classified as held for sale.

	Three Months Ended Last Day of February,
(in thousands) (unaudited)	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2022 sales revenue, net	$210,847	$371,173	$582,020
Core business (4)	1,079	(94,637)	(93,558)
Non-Core business (Personal Care) (4)	—	(3,879)	(3,879)
Change in sales revenue, net	1,079	(98,516)	(97,437)
Fiscal 2023 sales revenue, net	$211,926	$272,657	$484,583

Total net sales revenue growth (decline)	0.5%	(26.5)%	(16.7)%
Core business	0.5%	(25.5)%	(16.1)%
Non-Core business (Personal Care)	—%	(1.0)%	(0.7)%

Consolidated Results - Fourth Quarter Fiscal 2023 Compared to Fourth Quarter Fiscal 2022

•Consolidated net sales revenue decreased $97.4 million, or 16.7% to $484.6 million compared to $582.0 million. The decline was driven by a decrease from Organic business of $115.1 million, or 19.8%. The Organic business decrease was primarily due to lower consumer demand, shifts in consumer spending patterns, reduced orders from retail customers due to higher trade inventory levels, the unfavorable comparative impact of approximately $20 million of accelerated retailer orders in the fourth quarter of fiscal 2022, and a decline of $3.9 million in Non-Core business due to the sale of the Personal Care business. These factors were partially offset by an increase in sales of prestige liquid hair care products, an increase in organic net sales revenue from Osprey, and the impact of customer price increases related to rising freight and product costs. The Organic business decline was partially offset by the inorganic contribution from the acquisitions of Osprey Packs, Inc. (“Osprey”) of $10.8 million and Recipe Products Ltd. (“Curlsmith”) of $9.0 million, or 3.4% to consolidated net sales revenue.

•Consolidated gross profit margin increased 0.7 percentage points to 43.3%, compared to 42.6%. The increase was primarily due to a favorable mix of more Home & Outdoor sales within consolidated net sales revenue, the favorable impact of the acquisition of Curlsmith, and the favorable comparative impact of EPA compliance costs of $4.0 million recognized during the prior year period. These factors were partially offset by a less favorable product mix, a less favorable channel mix within the Home & Outdoor segment, a less favorable product mix within the wellness categories of the Beauty & Wellness segment and higher inventory obsolescence expense.

•Consolidated selling, general and administrative expense (“SG&A”) ratio decreased 4.2 percentage points to 29.8%, compared to 34.0%. The decrease was primarily due to lower annual incentive compensation expense, reduced share-based compensation expense, a decrease in EPA compliance costs of $5.9 million, lower outbound freight costs, the favorable leverage impact of customer price increases related to inflationary costs, and a decrease in marketing expense. These factors were partially offset by the unfavorable leverage impact of the decrease in net sales.

•Consolidated operating income was $53.7 million, or 11.1% of net sales revenue, compared to $50.4 million, or 8.7% of net sales revenue. The increase in consolidated operating margin was primarily due to a decrease in annual incentive compensation expense, reduced share-based compensation expense, a decrease in EPA compliance costs of $9.9 million, lower outbound freight costs, the favorable leverage impact of customer price increases related to inflationary costs, a decrease in marketing expense, a favorable mix of more Home & Outdoor sales within consolidated net sales revenue, and the favorable impact of the acquisition of Curlsmith. These factors were partially offset by the unfavorable leverage impact of the decrease in net sales, restructuring charges of $12.1 million, a less favorable product and channel mix within the Home & Outdoor segment, a less favorable product mix within the wellness categories of the Beauty & Wellness segment and higher inventory obsolescence expense.

•Interest expense was $14.1 million, compared to $3.3 million. The increase in interest expense was primarily due to higher average levels of debt outstanding, including borrowings to fund the acquisition of Curlsmith and construction of a new distribution facility in Tennessee, and higher average interest rates compared to the prior year.

•Income tax expense as a percentage of income before tax was 8.9%, compared to 15.6%, primarily due to shifts in the mix of income in various tax jurisdictions and changes in estimated income used to calculate the estimated annual effective tax rate.

•Net Income was $36.2 million, compared to $39.8 million. Diluted EPS was $1.50 compared to $1.64. The decrease in diluted EPS was primarily due to higher interest expense, which was partially offset by higher operating income, a decrease in the effective income tax rate and lower weighted average diluted shares outstanding.

•Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) decreased 6.6% to $73.4 million compared to $78.7 million. Adjusted EBITDA margin improved to 15.2% compared to 13.5% in the same period last year.

On an adjusted basis for the fourth quarters of fiscal 2023 and 2022, excluding acquisition-related expenses, EPA compliance costs, restructuring charges, amortization of intangible assets, and non-cash share-based compensation, as applicable:

•Adjusted operating income decreased $6.0 million, or 8.2%, to $66.7 million, or 13.8% of net sales revenue, compared to $72.6 million, or 12.5% of net sales revenue. The 1.3 percentage point increase in adjusted operating margin was primarily driven by a decrease in annual incentive compensation expense, lower outbound freight costs, the favorable leverage impact of customer price increases related to inflationary costs, a decrease in marketing expense, a favorable mix of more Home & Outdoor sales within consolidated net sales revenue, and the favorable impact of the acquisition of Curlsmith. These factors were partially offset by the unfavorable operating leverage impact of the decrease in net sales, a less favorable product and channel mix within the Home & Outdoor segment, a less favorable product mix within the wellness categories of the Beauty & Wellness segment, and increased inventory obsolescence expense.

•Adjusted income decreased $12.3 million, or 20.2%, to $48.5 million, compared to $60.8 million. Adjusted diluted EPS decreased 19.9% to $2.01, compared to $2.51. The decrease in adjusted diluted EPS was primarily due to lower adjusted operating income and higher interest expense. These factors were partially offset by a decrease in the effective income tax rate and lower weighted average diluted shares outstanding.

Segment Results - Fourth Quarter Fiscal 2023 Compared to Fourth Quarter Fiscal 2022

Home & Outdoor net sales revenue increased $1.1 million, or 0.5%, to $211.9 million, compared to $210.8 million, primarily due to the contribution from the acquisition of Osprey of $10.8 million, or 5.1% to segment net sales revenue growth. This growth was partially offset by a decrease from Organic business of $8.4 million, or 4.0%. The Organic business decrease was primarily driven by lower consumer demand, shifts in consumer spending patterns, reduced orders from retail customers due to higher trade inventory levels, and the unfavorable comparative impact of accelerated retailer orders in the fourth quarter of fiscal 2022. These factors were partially offset by an increase in organic net sales revenue from Osprey, the impact of customer price increases related to rising freight and product costs, and higher sales in the closeout channel.

Home & Outdoor operating income increased 38.5% to $31.3 million, or 14.8% of segment net sales revenue, compared to $22.6 million, or 10.7% of segment net sales revenue. The 4.1 percentage point increase was primarily due to lower inventory obsolescence expense, lower share-based compensation expense, the favorable comparative impact of acquisition-related expense incurred in the prior year, and the net impact of inflationary costs and related customer price increases. These factors were partially offset by the impact of the acquisition of Osprey, which has a lower operating margin than the rest of the Home & Outdoor segment, unfavorable organic operating leverage, restructuring charges of $3.1 million, a less favorable channel mix, and an increase in marketing expense. Adjusted operating income increased 31.3% to $36.2 million, or 17.1% of segment net sales revenue, compared to $27.5 million, or 13.1% of segment net sales revenue.

Beauty & Wellness net sales revenue decreased $98.5 million, or 26.5%, to $272.7 million, compared to $371.2 million. The decline was driven by a decrease from Organic business of $106.7 million, or 28.7%, primarily due to lower sales of hair appliance, thermometry, air filtration, humidification, and seasonal products, primarily driven by lower consumer demand, shifts in consumer spending patterns, reduced orders from retail customers due to higher trade inventory levels, and a decline from Non-Core business of $3.9 million due to the sale of the Personal Care business. These factors were partially offset by an increase in prestige market personal and hair care category sales and the impact of customer price increases related to rising freight and product costs.

Beauty & Wellness operating income was $22.4 million, or 8.2% of segment net sales revenue, compared to $27.8 million, or 7.5% of segment net sales revenue. The 0.7 percentage point increase in segment operating margin was primarily due to a decrease in EPA compliance costs of $9.9 million, decreased annual incentive compensation expense, a decrease in share-based compensation, the favorable impact of the acquisition of Curlsmith, lower marketing expense, and reduced outbound freight costs. These factors were partially offset by unfavorable operating leverage, a less favorable product mix within the wellness categories, restructuring charges of $9.0 million, and higher inventory obsolescence expense.

Adjusted operating income decreased to $30.5 million, or 11.2% of segment net sales revenue, compared to $45.1 million, or 12.1% of segment net sales revenue.

Balance Sheet and Cash Flow Highlights - Fiscal 2023 Compared to Fiscal 2022

•Cash and cash equivalents totaled $29.1 million, compared to $33.4 million.

•Accounts receivable turnover for fiscal 2023 was 69.4 days, compared to 66.0 days.

•Inventory was $455.5 million, compared to $558.0 million. Inventory turnover was 2.1 times, compared to 2.3 times.

•Total short- and long-term debt was $934.4 million, compared to $813.2 million, primarily due to the acquisition of Curlsmith and investments in construction of the new distribution facility.

•Net cash provided by operating activities for fiscal 2023 was $208.2 million, compared to $140.8 million.

•Free cash flow for fiscal 2023 was $33.4 million(7)(17), which includes $147 million of capital expenditures for the new distribution facility.

Restructuring Plan

The Company previously announced a global restructuring plan intended to expand operating margins through initiatives designed to improve efficiency and reduce costs (collectively referred to as “Project Pegasus”). Project Pegasus includes multiple workstreams to further optimize the Company's brand portfolio, streamline and simplify the organization, accelerate cost of goods savings projects, enhance the efficiency of its supply chain network, optimize its indirect spending, and improve its cash flow and working capital, as well as other activities. The Company anticipates these initiatives will create operating efficiencies, as well as provide a platform to fund future growth investments.

As part of the Pegasus workstream focused on streamlining and simplifying the organization, in January 2023, the Company announced three major changes to the structure of its organization. The first change results in combining the Beauty and Health & Wellness businesses into a single reportable segment that will be referred to and reported as “Beauty & Wellness.” The second is the creation of a North America Regional Market Organization (RMO) responsible for sales and go to market strategies for all categories and channels in the United States and Canada. The third is further centralization of certain functions under shared services, especially in Operations and Finance to better support the business segments and RMOs. The new structure will reduce the size of the global workforce by approximately 10%. The majority of the role reductions were completed by March 1st, 2023. Nearly all of the remaining role reductions are expected to be completed before the end of fiscal year 2024. The Company believes that these changes better focus business segment resources on brand development, consumer-centric innovation and marketing, the RMOs on sales and go to market strategies, and shared services on their respective areas of expertise while also creating a more efficient and effective organizational structure.

Consistent with the third quarter of fiscal 2023, the Company continues to have the following expectations regarding Project Pegasus:

•Targeted annualized pre-tax operating profit improvements of approximately $75 million to $85 million, which the Company expects to substantially begin in fiscal 2024 and be substantially achieved by the end of fiscal 2026.
•Estimated cadence of the recognition of the savings will be approximately 25% in fiscal 2024, approximately 50% in fiscal 2025 and approximately 25% in fiscal 2026.

•Total profit improvements to be realized approximately 60% through reduced cost of goods sold and 40% through lower SG&A.
•Total one-time pre-tax restructuring charges of approximately $85 million to $95 million, over the duration of the plan, which are expected to be substantially completed by the end of fiscal 2024 and will primarily be comprised of severance and employee related costs, professional fees, contract termination costs, and other exit and disposal costs.
•All of the Company's operating segments and shared services will be impacted by the plan.

Fiscal 2024 Annual Outlook

The Company expects consolidated net sales revenue in the range of $1.965 billion to $2.015 billion, which implies a decline of 5.2% to 2.8%. This includes a year-over-year decline of $35 million, or 1.7%, from the removal of Bed, Bath & Beyond revenue from our outlook, and a similar sized reduction from our Pegasus SKU rationalization initiative. The Company's sales outlook reflects what it believes will be a continued slower economy and uncertainty in spending patterns, especially for discretionary categories. It also reflects the Company's belief that consumers seek to prioritize value in the current environment of inflation and higher interest rates. The Company has seen some reduction of trade inventory on a sequential basis as many key retailers have lowered their inventory on hand and expects that sell-in will more closely match sell-through in fiscal 2024.

The Company’s fiscal year net sales outlook reflects the following expectations by segment:
•Home & Outdoor net sales decline of 1.7% to growth of 1.0%; and
•Beauty & Wellness net sales decline of 8.0% to 5.8%.

The Company expects consolidated GAAP diluted EPS of $3.98 to $4.84 and non-GAAP adjusted diluted EPS in the range of $8.50 to $9.00, which implies an adjusted diluted EPS decline of 10.1% to 4.8%. This reflects additional year-over-year expense from the restoration of annual incentive compensation expense to target levels, as well as higher interest and depreciation expense, totaling approximately $1.79, net of tax.

The Company expects consolidated adjusted EBITDA of $338 million to $348 million, which implies growth of 3.2% to 6.3%. Free cash flow is expected to be $250 million to $270 million. The Company's net leverage ratio, as defined in our Credit Agreement, is expected to end fiscal 2024 at 2.0x to 1.85x(7)(18).

In terms of the quarterly cadence of sales and adjusted diluted EPS, the Company expects the majority of its net sales growth to be concentrated in the third quarter of fiscal 2024 and adjusted diluted EPS growth to be concentrated in the third and fourth quarters of fiscal 2024. The Company expects declines in net sales of approximately 9%-7% and 7%-5% in the first and second quarters of fiscal 2024, respectively. The Company also expects to realize the benefits of debt deleveraging and lower inbound freight and product costs more fully in the second half of the year. Accordingly, the Company expects a decline in adjusted diluted EPS of approximately 20% to 30% in the first half of fiscal 2024, with near offsetting growth in the second half of the year.

The Company’s consolidated net sales and EPS outlook also reflects the following assumptions:
•the severity of the cough/cold/flu season will be in line with pre-COVID historical averages;
•April 2023 foreign currency exchange rates will remain constant for the remainder of the fiscal year;
•expected interest expense in the range of $55 million to $57 million based on the current assumption the Federal Open Market Committee will increase interest rates by 100 basis points during calendar year 2023;
•a reported GAAP effective tax rate range of 19.0% to 21.0% for the full fiscal year 2024 and an adjusted effective tax rate range of 13.1% to 13.2%; and

•an estimated weighted average diluted shares outstanding of 24.3 million.

The likelihood, timing and potential impact of a significant or prolonged recession, any fiscal 2024 acquisitions and divestitures, future asset impairment charges, future foreign currency fluctuations, additional interest rate increases, or share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company’s outlook.

Conference Call and Webcast

The Company will conduct a teleconference tomorrow to discuss today’s earnings release. The teleconference begins at 9:00 a.m. Eastern Time, Thursday, April 27, 2023. Institutional investors and analysts interested in participating in the call are invited to dial (877) 407-3982 approximately ten minutes prior to the start of the call. The conference call will also be webcast live on the Events & Presentations page at: http://investor.helenoftroy.com/. A telephone replay of this call will be available at 12:00 p.m. Eastern Time on April 27, 2023, until 11:59 p.m. Eastern Time on May 11, 2023 and can be accessed by dialing (844) 512-2921 and entering replay pin number 13737077. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP such as Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted Earnings per Share (“EPS”), Core and Non-Core Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Net Leverage Ratio, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based measures presented in the Company’s consolidated statements of income and cash flows. For additional information see Note 7 to the accompanying tables to this press release.

About Helen of Troy Limited

Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative products and solutions for its customers through a diversified portfolio of well-recognized and widely-trusted brands, including OXO, Hydro Flask, Osprey, Vicks, Braun, Honeywell, PUR, Hot Tools and Drybar. The Company sometimes refers to these brands as its Leadership Brands. All trademarks herein belong to Helen of Troy Limited (or its subsidiaries) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.helenoftroy.com
Forward-Looking Statements

Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release, in other filings with the SEC, and in certain other oral and written presentations. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “might”, “would”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, “forecasts”, “targets”, “could”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates may occur in the future, including statements related to sales, expenses, EPS results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are only as of the date they are made and are subject to risks that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2023, and in the Company’s other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the occurrence of cyber incidents or failure by the Company or its third-party service providers to maintain cybersecurity and the integrity of confidential internal or customer data, a cybersecurity breach, obsolescence or interruptions in the operation of the Company’s central global Enterprise Resource Planning systems and other peripheral information systems, the geographic concentration of certain United States (“U.S.”) distribution facilities which increase its risk to disruptions that could affect the Company’s ability to deliver products in a timely manner, the Company’s ability to develop and introduce a continuing stream of innovative new products to meet changing consumer preferences, actions taken by large customers that may adversely affect the Company’s gross profit and operating results, the Company’s dependence on sales to several large customers and the risks associated with any loss of, or substantial decline in, sales to top customers, the Company’s dependence on third-party manufacturers, most of which are located in Asia, and any inability to obtain products from such manufacturers, the Company’s ability to deliver products to its customers in a timely manner and according to their fulfillment standards, the risks associated with trade barriers, exchange controls, expropriations, and other risks associated with domestic and foreign operations including uncertainty and business interruptions resulting from political changes and actions in the U.S. and abroad, such as the current conflict between Russia and Ukraine, and volatility in the global credit and financial markets and economy, the Company’s dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, including a downturn from the effects of macroeconomic conditions, any public health crises or similar conditions, risks associated with the use of licensed trademarks from or to third parties, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, the Company’s reliance on its Chief Executive Officer and a limited number of other key senior officers to operate its business, the Company's ability to execute and realize expected synergies from strategic business initiatives such as acquisitions, divestitures and global restructuring plans, including Project Pegasus, the risks of potential changes in laws and regulations, including environmental, employment and health and safety and tax laws, and the costs and complexities of compliance with such laws, the risks associated with increased focus and expectations on climate change and other environmental, social and governance matters, the risks associated with significant changes in or the Company’s compliance with regulations, interpretations or product certification requirements, the risks associated with global legal developments regarding privacy and data security that could result in changes to its business practices, penalties, increased cost of operations, or otherwise harm the business, the Company’s dependence on whether it is classified as a “controlled foreign corporation” for U.S. federal income tax purposes which impacts the tax treatment of its non-U.S. income, the risks associated with legislation enacted in Bermuda and Barbados in response to the European Union’s review of harmful tax competition, the risks associated with accounting for tax positions and the resolution of tax disputes, the risks of significant tariffs or other restrictions being placed on imports from China, Mexico or Vietnam or any retaliatory trade measures taken by China, Mexico or Vietnam, the risks associated with product recalls, product liability and other claims against the Company, and associated financial risks including but not limited to, significant impairment of the Company’s goodwill, indefinite-lived and definite-lived intangible assets or other long-lived assets, increased costs of raw materials, energy and transportation, the risks to the Company’s liquidity or cost of capital which may be materially adversely affected by constraints or changes in the capital and credit markets, interest rates and limitations under its financing arrangements, risks associated with foreign currency exchange rate fluctuations, and projections of product demand, sales and net income, which are highly subjective in nature, and from which future sales and net income could vary in a material amount. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
(915) 225-4841

ICR, Inc.
Allison Malkin, Partner
(203) 682-8200

HELEN OF TROY LIMITED AND SUBSIDIARIES
Consolidated Statements of Income (2) (3)
(Unaudited) (in thousands, except per share data)

	Three Months Ended Last Day of February,
	2023		2022
Sales revenue, net	$484,583	100.0%	$582,020	100.0%
Cost of goods sold	274,525	56.7%	333,846	57.4%
Gross profit	210,058	43.3%	248,174	42.6%
Selling, general and administrative expense (“SG&A”)	144,224	29.8%	197,790	34.0%
Restructuring charges	12,121	2.5%	—	—%
Operating income	53,713	11.1%	50,384	8.7%
Non-operating income, net	64	—%	75	—%
Interest expense	14,063	2.9%	3,336	0.6%
Income before income tax	39,714	8.2%	47,123	8.1%
Income tax expense	3,534	0.7%	7,329	1.3%
Net income	$36,180	7.5%	$39,794	6.8%

Diluted earnings per share (“EPS”)	$1.50		$1.64

Weighted average shares of common stock used in computing diluted EPS	24,103		24,259

	Fiscal Year Ended Last Day of February,
	2023		2022
Sales revenue, net	$2,072,667	100.0%	$2,223,355	100.0%
Cost of goods sold	1,173,316	56.6%	1,270,168	57.1%
Gross profit	899,351	43.4%	953,187	42.9%
SG&A	660,198	31.9%	680,257	30.6%
Restructuring charges	27,362	1.3%	380	—%
Operating income	211,791	10.2%	272,550	12.3%
Non-operating income, net	249	—%	260	—%
Interest expense	40,751	2.0%	12,844	0.6%
Income before income tax	171,289	8.3%	259,966	11.7%
Income tax expense	28,016	1.4%	36,202	1.6%
Net income	$143,273	6.9%	$223,764	10.1%

Diluted EPS	$5.95		$9.17

Weighted average shares of common stock used in computing diluted EPS	24,090		24,410

Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income and Adjusted Diluted EPS (2) (3) (7)
(Unaudited) (in thousands, except per share data)

	Three Months Ended February 28, 2023
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$484,583	100.0%	$—		$484,583	100.0%
Cost of goods sold	274,525	56.7%	—		274,525	56.7%
Gross profit	210,058	43.3%	—		210,058	43.3%
SG&A	144,224	29.8%	(1,472)	(8)	143,394	29.6%
			(4,660)	(11)
			5,302	(12)
Restructuring charges	12,121	2.5%	(12,121)	(13)	—	—%
Operating income	53,713	11.1%	12,951		66,664	13.8%
Non-operating income, net	64	—%	—		64	—%
Interest expense	14,063	2.9%	—		14,063	2.9%
Income before income tax	39,714	8.2%	12,951		52,665	10.9%
Income tax expense	3,534	0.7%	614		4,148	0.9%
Net Income	$36,180	7.5%	$12,337		$48,517	10.0%

Diluted EPS	$1.50		$0.51		$2.01

Weighted average shares of common stock used in computing diluted EPS	24,103				24,103

	Three Months Ended February 28, 2022
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$582,020	100.0%	$—		$582,020	100.0%
Cost of goods sold	333,846	57.4%	(3,953)	(8)	329,893	56.7%
Gross profit	248,174	42.6%	3,953		252,127	43.3%
SG&A	197,790	34.0%	(7,403)	(8)	179,498	30.8%
			(819)	(9)
			(3,801)	(11)
			(6,269)	(12)
Operating income	50,384	8.7%	22,245		72,629	12.5%
Non-operating income, net	75	—%	—		75	—%
Interest expense	3,336	0.6%	—		3,336	0.6%
Income before income tax	47,123	8.1%	22,245		69,368	11.9%
Income tax expense	7,329	1.3%	1,216		8,545	1.5%
Net income	$39,794	6.8%	$21,029		$60,823	10.5%

Diluted EPS	$1.64		$0.87		$2.51

Weighted average shares of common stock used in computing diluted EPS	24,259				24,259

Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income and Adjusted Diluted EPS (2) (3) (7)
(Unaudited) (in thousands, except per share data)

	Fiscal Year Ended February 28, 2023
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$2,072,667	100.0%	$—		$2,072,667	100.0%
Cost of goods sold	1,173,316	56.6%	(16,928)	(8)	1,156,388	55.8%
Gross profit	899,351	43.4%	16,928		916,279	44.2%
SG&A	660,198	31.9%	(6,645)	(8)	615,370	29.7%
			(2,784)	(9)
			9,676	(10)
			(18,322)	(11)
			(26,753)	(12)
Restructuring charges	27,362	1.3%	(27,362)	(13)	—	—%
Operating income	211,791	10.2%	89,118		300,909	14.5%
Non-operating income, net	249	—%	—		249	—%
Interest expense	40,751	2.0%	—		40,751	2.0%
Income before income tax	171,289	8.3%	89,118		260,407	12.6%
Income tax expense	28,016	1.4%	4,728		32,744	1.6%
Net Income	$143,273	6.9%	$84,390		$227,663	11.0%

Diluted EPS	$5.95		$3.50		$9.45

Weighted average shares of common stock used in computing diluted EPS	24,090				24,090

	Fiscal Year Ended February 28, 2022
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$2,223,355	100.0%	$—		$2,223,355	100.0%
Cost of goods sold	1,270,168	57.1%	(17,728)	(8)	1,252,440	56.3%
Gross profit	953,187	42.9%	17,728		970,915	43.7%
SG&A	680,257	30.6%	(14,626)	(8)	615,825	27.7%
			(2,424)	(9)
			(12,764)	(11)
			(34,618)	(12)
Restructuring charges	380	—%	(380)	(13)	—	—%
Operating income	272,550	12.3%	82,540		355,090	16.0%
Non-operating income, net	260	—%	—		260	—%
Interest expense	12,844	0.6%	—		12,844	0.6%
Income before income tax	259,966	11.7%	82,540		342,506	15.4%
Income tax expense	36,202	1.6%	4,553		40,755	1.8%
Net Income	$223,764	10.1%	$77,987		$301,751	13.6%

Diluted EPS	$9.17		$3.19		$12.36

Weighted average shares of common stock used in computing diluted EPS	24,410				24,410

Consolidated and Segment Net Sales Revenue
(Unaudited) (in thousands)

	Three Months Ended Last Day of February,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2022 sales revenue, net	$210,847	$371,173	$582,020
Organic business (1)	(8,383)	(106,705)	(115,088)
Impact of foreign currency	(1,363)	(797)	(2,160)
Acquisition (2) (3)	10,825	8,986	19,811
Change in sales revenue, net	1,079	(98,516)	(97,437)
Fiscal 2023 sales revenue, net	$211,926	$272,657	$484,583

Total net sales revenue growth (decline)	0.5%	(26.5)%	(16.7)%
Organic business	(4.0)%	(28.7)%	(19.8)%
Impact of foreign currency	(0.6)%	(0.2)%	(0.4)%
Acquisition	5.1%	2.4%	3.4%

	Fiscal Year Ended Last Day of February,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2022 sales revenue, net	$865,844	$1,357,511	$2,223,355
Organic business (1)	(93,569)	(228,403)	(321,972)
Impact of foreign currency	(9,313)	(7,656)	(16,969)
Acquisition (2) (3)	152,723	35,530	188,253
Change in sales revenue, net	49,841	(200,529)	(150,688)
Fiscal 2023 sales revenue, net	$915,685	$1,156,982	$2,072,667

Total net sales revenue growth (decline)	5.8%	(14.8)%	(6.8)%
Organic business	(10.8)%	(16.8)%	(14.5)%
Impact of foreign currency	(1.1)%	(0.6)%	(0.8)%
Acquisition	17.6%	2.6%	8.5%

Leadership Brand and Other Net Sales Revenue (2) (3)
(Unaudited) (in thousands)

	Three Months Ended Last Day of February,
	2023	2022	$ Change	% Change
Leadership Brand sales revenue, net (5)	$414,885	$480,391	$(65,506)	(13.6)%
All other sales revenue, net	69,698	101,629	(31,931)	(31.4)%
Total sales revenue, net	$484,583	$582,020	$(97,437)	(16.7)%

	Fiscal Year Ended Last Day of February,
	2023	2022	$ Change	% Change
Leadership Brand sales revenue, net (5)	$1,753,734	$1,810,249	$(56,515)	(3.1)%
All other sales revenue, net	318,933	413,106	(94,173)	(22.8)%
Total sales revenue, net	$2,072,667	$2,223,355	$(150,688)	(6.8)%

Consolidated and Segment Net Sales from Core and Non-Core Business (4)
(Unaudited) (in thousands)

	Three Months Ended Last Day of February,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2022 sales revenue, net	$210,847	$371,173	$582,020
Core business	1,079	(94,637)	(93,558)
Non-Core business (Personal Care)	—	(3,879)	(3,879)
Change in sales revenue, net	1,079	(98,516)	(97,437)
Fiscal 2023 sales revenue, net	$211,926	$272,657	$484,583

Total net sales revenue growth (decline)	0.5%	(26.5)%	(16.7)%
Core business	0.5%	(25.5)%	(16.1)%
Non-Core business (Personal Care)	—%	(1.0)%	(0.7)%

	Fiscal Year Ended Last Day of February,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2022 sales revenue, net	$865,844	$1,357,511	$2,223,355
Core business	49,841	(166,413)	(116,572)
Non-Core business (Personal Care)	—	(34,116)	(34,116)
Change in sales revenue, net	49,841	(200,529)	(150,688)
Fiscal 2023 sales revenue, net	$915,685	$1,156,982	$2,072,667

Total net sales revenue growth (decline)	5.8%	(14.8)%	(6.8)%
Core business	5.8%	(12.3)%	(5.2)%
Non-Core business (Personal Care)	—%	(2.5)%	(1.5)%

Consolidated Net Sales by Geographic Region
(Unaudited) (in thousands)

	Three Months Ended February 28,
	2023		2022
Domestic sales revenue, net (14)	$392,723	81.0%	$491,017	84.4%
International sales revenue, net	91,860	19.0%	91,003	15.6%
Total sales revenue, net	$484,583	100.0%	$582,020	100.0%

	Fiscal Year Ended Last Day of February,
	2023		2022
Domestic sales revenue, net (14)	$1,647,268	79.5%	$1,839,716	82.7%
International sales revenue, net	425,399	20.5%	383,639	17.3%
Total sales revenue, net	$2,072,667	100.0%	$2,223,355	100.0%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income and Operating Margin
to Adjusted Operating Income and Adjusted Operating Margin (Non-GAAP) (7)
(Unaudited) (in thousands)

	Three Months Ended February 28, 2023
	Home & Outdoor (2)		Beauty & Wellness (3)		Total
Operating income, as reported (GAAP)	$31,331	14.8%	$22,382	8.2%	$53,713	11.1%
EPA compliance costs	—	—%	1,472	0.5%	1,472	0.3%
Restructuring charges	3,127	1.5%	8,994	3.3%	12,121	2.5%
Subtotal	34,458	16.3%	32,848	12.0%	67,306	13.9%
Amortization of intangible assets	1,765	0.8%	2,895	1.1%	4,660	1.0%
Non-cash share-based compensation	(56)	—%	(5,246)	(1.9)%	(5,302)	(1.1)%
Adjusted operating income (non-GAAP)	$36,167	17.1%	$30,497	11.2%	$66,664	13.8%

	Three Months Ended February 28, 2022
	Home & Outdoor (2)		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$22,622	10.7%	$27,762	7.5%	$50,384	8.7%
Acquisition-related expenses	819	0.4%	—	—%	819	0.1%
EPA compliance costs	—	—%	11,356	3.1%	11,356	2.0%
Subtotal	23,441	11.1%	39,118	10.5%	62,559	10.7%
Amortization of intangible assets	1,329	0.6%	2,472	0.7%	3,801	0.7%
Non-cash share-based compensation	2,765	1.3%	3,504	0.9%	6,269	1.1%
Adjusted operating income (non-GAAP)	$27,535	13.1%	$45,094	12.1%	$72,629	12.5%

	Fiscal Year Ended February 28, 2023
	Home & Outdoor (2)		Beauty & Wellness (3)		Total
Operating income, as reported (GAAP)	$134,053	14.6%	$77,738	6.7%	$211,791	10.2%
Acquisition-related expenses	117	—%	2,667	0.2%	2,784	0.1%
EPA compliance costs	—	—%	23,573	2.0%	23,573	1.1%
Gain from insurance recoveries	—	—%	(9,676)	(0.8)%	(9,676)	(0.5)%
Restructuring charges	8,689	0.9%	18,673	1.6%	27,362	1.3%
Subtotal	142,859	15.6%	112,975	9.8%	255,834	12.3%
Amortization of intangible assets	7,020	0.8%	11,302	1.0%	18,322	0.9%
Non-cash share-based compensation	10,751	1.2%	16,002	1.4%	26,753	1.3%
Adjusted operating income (non-GAAP)	$160,630	17.5%	$140,279	12.1%	$300,909	14.5%

	Fiscal Year Ended February 28, 2022
	Home & Outdoor (2)		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$134,925	15.6%	$137,625	10.1%	$272,550	12.3%
Acquisition-related expenses	2,424	0.3%	—	—%	2,424	0.1%
EPA compliance costs	—	—%	32,354	2.4%	32,354	1.5%
Restructuring charges	369	—%	11	—%	380	—%
Subtotal	137,718	15.9%	169,990	12.5%	307,708	13.8%
Amortization of intangible assets	2,891	0.3%	9,873	0.7%	12,764	0.6%
Non-cash share-based compensation	13,812	1.6%	20,806	1.5%	34,618	1.6%
Adjusted operating income (non-GAAP)	$154,421	17.8%	$200,669	14.8%	$355,090	16.0%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income to EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA and Adjusted EBITDA Margin (Non-GAAP) (7)
(Unaudited) (in thousands)

	Three Months Ended February 28, 2023
	Home & Outdoor (2)		Beauty & Wellness (3)		Total
Operating income, as reported (GAAP)	$31,331	14.8%	$22,382	8.2%	$53,713	11.1%
Depreciation and amortization	4,660	2.2%	6,693	2.5%	11,353	2.3%
Non-operating income, net	—	—%	64	—%	64	—%
EBITDA (non-GAAP)	35,991	17.0%	29,139	10.7%	65,130	13.4%
Add: EPA compliance costs	—	—%	1,472	0.5%	1,472	0.3%
Restructuring charges	3,127	1.5%	8,994	3.3%	12,121	2.5%
Non-cash share-based compensation	(56)	—%	(5,246)	(1.9)%	(5,302)	(1.1)%
Adjusted EBITDA (non-GAAP)	$39,062	18.4%	$34,359	12.6%	$73,421	15.2%

	Three Months Ended February 28, 2022
	Home & Outdoor (2)		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$22,622	10.7%	$27,762	7.5%	$50,384	8.7%
Depreciation and amortization	3,855	1.8%	5,892	1.6%	9,747	1.7%
Non-operating income, net	—	—%	75	—%	75	—%
EBITDA (non-GAAP)	26,477	12.6%	33,729	9.1%	60,206	10.3%
Add: Acquisition-related expenses	819	0.4%	—	—%	819	0.1%
EPA compliance costs	—	—%	11,356	3.1%	11,356	2.0%
Non-cash share-based compensation	2,765	1.3%	3,504	0.9%	6,269	1.1%
Adjusted EBITDA (non-GAAP)	$30,061	14.3%	$48,589	13.1%	$78,650	13.5%

	Three Months Ended February 28, 2021
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$16,193	10.0%	$8,332	2.4%	$24,525	4.8%
Depreciation and amortization	2,590	1.6%	7,133	2.1%	9,723	1.9%
Non-operating income, net	—	—%	119	—%	119	—%
EBITDA (non-GAAP)	18,783	11.6%	15,584	4.5%	34,367	6.7%
Add: Restructuring charges	(2)	—%	(3)	—%	(5)	—%
Asset impairment charges	—	—%	8,452	2.4%	8,452	1.7%
Non-cash share-based compensation	2,254	1.4%	3,510	1.0%	5,764	1.1%
Adjusted EBITDA (non-GAAP)	$21,035	12.9%	$27,543	7.9%	$48,578	9.5%

	Three Months Ended February 29, 2020
	Home & Outdoor		Beauty & Wellness (16)		Total
Operating income (loss), as reported (GAAP)	$13,965	9.6%	$(16,710)	(5.6)%	$(2,745)	(0.6)%
Depreciation and amortization	2,006	1.4%	10,527	3.5%	12,533	2.8%
Non-operating income, net	—	—%	81	—%	81	—%
EBITDA (non-GAAP)	15,971	11.0%	(6,102)	(2.1)%	9,869	2.2%
Add: Acquisition-related expenses	—	—%	1,071	0.4%	1,071	0.2%
Restructuring charges	1,261	0.9%	991	0.3%	2,252	0.5%
Asset impairment charges	—	—%	41,000	13.8%	41,000	9.3%
Non-cash share-based compensation	1,365	0.9%	2,821	0.9%	4,186	0.9%
Adjusted EBITDA (non-GAAP)	$18,597	12.8%	$39,781	13.4%	$58,378	13.2%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income to EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA and Adjusted EBITDA Margin (Non-GAAP) (7)
(Unaudited) (in thousands)

	Fiscal Year Ended February 28, 2023
	Home & Outdoor (2)		Beauty & Wellness (3)		Total
Operating income, as reported (GAAP)	$134,053	14.6%	$77,738	6.7%	$211,791	10.2%
Depreciation and amortization	18,364	2.0%	26,319	2.3%	44,683	2.2%
Non-operating income, net	—	—%	249	—%	249	—%
EBITDA (non-GAAP)	152,417	16.6%	104,306	9.0%	256,723	12.4%
Add: Acquisition-related expenses	117	—%	2,667	0.2%	2,784	0.1%
EPA compliance costs	—	—%	23,573	2.0%	23,573	1.1%
Gain on insurance recoveries	—	—%	(9,676)	(0.8)%	(9,676)	(0.5)%
Restructuring charges	8,689	0.9%	18,673	1.6%	27,362	1.3%
Non-cash share-based compensation	10,751	1.2%	16,002	1.4%	26,753	1.3%
Adjusted EBITDA (non-GAAP)	$171,974	18.8%	$155,545	13.4%	$327,519	15.8%

	Fiscal Year Ended February 28, 2022
	Home & Outdoor (2)		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$134,925	15.6%	$137,625	10.1%	$272,550	12.3%
Depreciation and amortization	12,112	1.4%	23,717	1.7%	35,829	1.6%
Non-operating income, net	—	—%	260	—%	260	—%
EBITDA (non-GAAP)	147,037	17.0%	161,602	11.9%	308,639	13.9%
Add: Acquisition-related expenses	2,424	0.3%	—	—%	2,424	0.1%
EPA compliance costs	—	—%	32,354	2.4%	32,354	1.5%
Restructuring charges	369	—%	11	—%	380	—%
Non-cash share-based compensation	13,812	1.6%	20,806	1.5%	34,618	1.6%
Adjusted EBITDA (non-GAAP)	$163,642	18.9%	$214,773	15.8%	$378,415	17.0%

	Fiscal Year Ended February 28, 2021
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$122,487	16.8%	$159,001	11.6%	$281,488	13.4%
Depreciation and amortization	9,333	1.3%	28,385	2.1%	37,718	1.8%
Non-operating income, net	—	—%	559	—%	559	—%
EBITDA (non-GAAP)	131,820	18.1%	187,945	13.7%	319,765	15.2%
Add: Restructuring charges	249	—%	101	—%	350	—%
Asset impairment charges	—	—%	8,452	0.6%	8,452	0.4%
Non-cash share-based compensation	10,278	1.4%	16,140	1.2%	26,418	1.3%
Adjusted EBITDA (non-GAAP)	$142,347	19.6%	$212,638	15.5%	$354,985	16.9%

	Fiscal Year Ended February 29, 2020
	Home & Outdoor		Beauty & Wellness (16)		Total
Operating income, as reported (GAAP)	$123,135	19.2%	$55,116	5.2%	$178,251	10.4%
Depreciation and amortization	7,298	1.1%	30,111	2.8%	37,409	2.2%
Non-operating income, net	—	—%	394	—%	394	—%
EBITDA (non-GAAP)	130,433	20.3%	85,621	8.0%	216,054	12.7%
Add: Acquisition-related expenses	—	—%	2,546	0.2%	2,546	0.1%
Restructuring charges	1,351	0.2%	1,962	0.2%	3,313	0.2%
Asset impairment charges	—	—%	41,000	3.8%	41,000	2.4%
Non-cash share-based compensation	7,218	1.1%	15,711	1.5%	22,929	1.3%
Adjusted EBITDA (non-GAAP)	$139,002	21.7%	$146,840	13.8%	$285,842	16.7%

Reconciliation of Non-GAAP Financial Measures – GAAP Income and Diluted EPS to
Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (7)
(Unaudited) (in thousands, except per share data)

	Three Months Ended February 28, 2023
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$39,714	$3,534	$36,180	$1.65	$0.15	$1.50
EPA compliance costs	1,472	22	1,450	0.06	—	0.06
Restructuring charges	12,121	196	11,925	0.50	0.01	0.49
Subtotal	53,307	3,752	49,555	2.21	0.16	2.06
Amortization of intangible assets	4,660	694	3,966	0.19	0.03	0.16
Non-cash share-based compensation	(5,302)	(298)	(5,004)	(0.22)	(0.01)	(0.21)
Adjusted (non-GAAP)	$52,665	$4,148	$48,517	$2.18	$0.17	$2.01

Weighted average shares of common stock used in computing diluted EPS						24,103

	Three Months Ended February 28, 2022
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$47,123	$7,329	$39,794	$1.94	$0.30	$1.64
Acquisition-related expenses	819	29	790	0.03	—	0.03
EPA compliance costs	11,356	170	11,186	0.47	0.01	0.46
Subtotal	59,298	7,528	51,770	2.44	0.31	2.13
Amortization of intangible assets	3,801	407	3,394	0.16	0.02	0.14
Non-cash share-based compensation	6,269	610	5,659	0.26	0.03	0.23
Adjusted (non-GAAP)	$69,368	$8,545	$60,823	$2.86	$0.35	$2.51

Weighted average shares of common stock used in computing diluted EPS						24,259

	Three Months Ended February 28, 2021
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$21,595	$(577)	$22,172	$0.87	$(0.02)	$0.90
Asset impairment charges	8,452	1,009	7,443	0.34	0.04	0.30
Restructuring charges	(5)	—	(5)	—	—	—
Subtotal	30,042	432	29,610	1.21	0.02	1.20
Amortization of intangible assets	4,116	214	3,902	0.17	0.01	0.16
Non-cash share-based compensation	5,764	520	5,244	0.23	0.02	0.21
Adjusted (non-GAAP)	$39,922	$1,166	$38,756	$1.61	$0.05	$1.57

Weighted average shares of common stock used in computing diluted EPS						24,737

Reconciliation of Non-GAAP Financial Measures – GAAP Income (Loss) and Diluted EPS to
Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (7)
(Unaudited) (in thousands, except per share data)

	Three Months Ended February 29, 2020
	(Loss) Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$(6,078)	$(2,923)	$(3,155)	$(0.24)	$(0.12)	$(0.13)
Acquisition-related expenses	1,071	16	1,055	0.04	—	0.04
Asset impairment charges	41,000	4,574	36,426	1.61	0.18	1.43
Restructuring charges	2,252	93	2,159	0.09	—	0.08
Subtotal	38,245	1,760	36,485	1.51	0.07	1.44
Amortization of intangible assets	8,142	624	7,518	0.32	0.02	0.30
Non-cash share-based compensation	4,186	369	3,817	0.16	0.01	0.15
Adjusted (non-GAAP)	$50,573	$2,753	$47,820	$1.99	$0.11	$1.88

Weighted average shares of common stock used in computing diluted EPS						25,403

Reconciliation of Non-GAAP Financial Measures – GAAP Income and Diluted EPS to
Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (7)
(Unaudited) (in thousands, except per share data)

	Fiscal Year Ended February 28, 2023
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$171,289	$28,016	$143,273	$7.11	$1.16	$5.95
Acquisition-related expenses	2,784	2	2,782	0.12	—	0.12
EPA compliance costs	23,573	354	23,219	0.98	0.01	0.96
Gain from insurance recoveries	(9,676)	(121)	(9,555)	(0.40)	(0.01)	(0.40)
Restructuring charges	27,362	388	26,974	1.14	0.02	1.12
Subtotal	215,332	28,639	186,693	8.94	1.19	7.75
Amortization of intangible assets	18,322	2,275	16,047	0.76	0.09	0.67
Non-cash share-based compensation	26,753	1,830	24,923	1.11	0.08	1.03
Adjusted (non-GAAP)	$260,407	$32,744	$227,663	$10.81	$1.36	$9.45

Weighted average shares of common stock used in computing diluted EPS						24,090

	Fiscal Year Ended February 28, 2022
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$259,966	$36,202	$223,764	$10.65	$1.48	$9.17
Acquisition-related expenses	2,424	87	2,337	0.10	—	0.10
EPA compliance costs	32,354	485	31,869	1.33	0.02	1.31
Restructuring charges	380	6	374	0.02	—	0.02
Subtotal	295,124	36,780	258,344	12.09	1.51	10.58
Amortization of intangible assets	12,764	1,010	11,754	0.52	0.04	0.48
Non-cash share-based compensation	34,618	2,965	31,653	1.42	0.12	1.30
Adjusted (non-GAAP)	$342,506	$40,755	$301,751	$14.03	$1.67	$12.36

Weighted average shares of common stock used in computing diluted EPS						24,410

	Fiscal Year Ended February 28, 2021
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$269,430	$15,484	$253,946	$10.69	$0.61	$10.08
Asset impairment charges	8,452	1,009	7,443	0.34	0.04	0.30
Restructuring charges	350	2	348	0.01	—	0.01
Tax reform	—	9,357	(9,357)	—	0.37	(0.37)
Subtotal	278,232	25,852	252,380	11.04	1.03	10.02
Amortization of intangible assets	17,643	865	16,778	0.70	0.03	0.67
Non-cash share-based compensation	26,418	1,926	24,492	1.05	0.08	0.97
Adjusted (non-GAAP)	$322,293	$28,643	$293,650	$12.79	$1.14	$11.65

Weighted average shares of common stock used in computing diluted EPS						25,196

Reconciliation of Non-GAAP Financial Measures – GAAP Income and Diluted EPS to
Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (7)
(Unaudited) (in thousands, except per share data)

	Fiscal Year Ended February 29, 2020
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$165,940	$13,607	$152,333	$6.55	$0.54	$6.02
Acquisition-related expenses	2,546	38	2,508	0.10	—	0.10
Asset impairment charges	41,000	4,574	36,426	1.62	0.18	1.44
Restructuring charges	3,313	161	3,152	0.13	0.01	0.12
Subtotal	212,799	18,380	194,419	8.40	0.73	7.68
Amortization of intangible assets	21,271	1,245	20,026	0.84	0.05	0.79
Non-cash share-based compensation	22,929	1,803	21,126	0.91	0.07	0.83
Adjusted (non-GAAP)	$256,999	$21,428	$235,571	$10.15	$0.85	$9.30

Weighted average shares of common stock used in computing diluted EPS						25,322

Consolidated, Core and Non-Core Net Sales and Reconciliation of Non-GAAP Financial Measures – Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (4) (7)
(Unaudited) (in thousands, except per share data)

	Three Months Ended Last Day of February,
	2023	2022	$ Change	% Change
Sales revenue, net
Core	$484,583	$578,141	$(93,558)	(16.2)%
Non-Core	—	3,879	(3,879)	(100.0)%
Total	$484,583	$582,020	$(97,437)	(16.7)%

	Three Months Ended Last Day of February,
	2023	2022	$ Change	% Change
Adjusted Diluted EPS (non-GAAP)
Core	$2.01	$2.51	$(0.50)	(19.9)%
Non-Core	—	—	—	—%
Total	$2.01	$2.51	$(0.50)	(19.9)%

	Three Months Ended Last Day of February,
Core Business:	2023	2022
Diluted EPS, as reported	$1.50	$1.64
Acquisition-related expenses, net of tax	—	0.03
EPA compliance costs, net of tax	0.06	0.46
Restructuring charges, net of tax	0.49	—
Subtotal	2.06	2.13
Amortization of intangible assets, net of tax	0.16	0.14
Non-cash share-based compensation, net of tax	(0.21)	0.23
Adjusted Diluted EPS (non-GAAP)	$2.01	$2.51

	Three Months Ended Last Day of February,
Non-Core Business:	2023	2022
Diluted EPS, as reported	$—	$—
Adjusted Diluted EPS (non-GAAP)	$—	$—

Diluted EPS, as reported (GAAP)	$1.50	$1.64

Consolidated, Core and Non-Core Net Sales and Reconciliation of Non-GAAP Financial Measures – Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (4) (7)
(Unaudited) (in thousands, except per share data)

	Three Months Ended Last Day of February,
	2021	2020
Sales revenue, net
Core	$493,458	$421,640
Non-Core	15,917	20,725
Total	$509,375	$442,365

	Three Months Ended Last Day of February,
	2021	2020
Adjusted Diluted EPS (non-GAAP)
Core	$1.42	$1.73
Non-Core	0.15	0.15
Total	$1.57	$1.88

	Three Months Ended Last Day of February,
Core Business:	2021	2020
Diluted EPS, as reported	$1.05	$1.31
Acquisition-related expenses, net of tax	—	0.04
Restructuring charges, net of tax	—	0.08
Subtotal	1.05	1.43
Amortization of intangible assets, net of tax	0.16	0.15
Non-cash share-based compensation, net of tax	0.21	0.15
Adjusted Diluted EPS (non-GAAP)	$1.42	$1.73

	Three Months Ended Last Day of February,
Non-Core Business:	2021	2020
Diluted EPS, as reported	$(0.15)	$(1.44)
Asset impairment charges, net of tax	0.30	1.43
Subtotal	0.15	(0.01)
Amortization of intangible assets, net of tax	—	0.15
Adjusted Diluted EPS (non-GAAP)	$0.15	$0.15

Diluted EPS, as reported (GAAP)	$0.90	$(0.13)

Consolidated, Core and Non-Core Net Sales and Reconciliation of Non-GAAP Financial Measures – Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (4) (7)
(Unaudited) (in thousands, except per share data)

	Fiscal Years Ended Last Day of February,
	2023	2022	$ Change	% Change
Sales revenue, net
Core	$2,072,667	$2,189,239	$(116,572)	(5.3)%
Non-Core	—	34,116	(34,116)	(100.0)%
Total	$2,072,667	$2,223,355	$(150,688)	(6.8)%

	Fiscal Years Ended Last Day of February,
	2023	2022	$ Change	% Change
Adjusted Diluted EPS (non-GAAP)
Core	$9.45	$12.18	$(2.73)	(22.4)%
Non-Core	—	0.18	(0.18)	(100.0)%
Total	$9.45	$12.36	$(2.91)	(23.5)%

	Fiscal Years Ended Last Day of February,
Core Business:	2023	2022
Diluted EPS, as reported	$5.95	$9.00
Acquisition-related expenses, net of tax	0.12	0.10
EPA compliance costs, net of tax	0.96	1.31
Gain from insurance recoveries, net of tax	(0.40)	—
Restructuring charges, net of tax	1.12	0.02
Subtotal	7.75	10.41
Amortization of intangible assets, net of tax	0.67	0.48
Non-cash share-based compensation, net of tax	1.03	1.29
Adjusted Diluted EPS (non-GAAP)	$9.45	$12.18

	Fiscal Years Ended Last Day of February,
Non-Core Business:	2023	2022
Diluted EPS, as reported	$—	$0.17
Non-cash share-based compensation, net of tax	—	0.01
Adjusted Diluted EPS (non-GAAP)	$—	$0.18

Diluted EPS, as reported (GAAP)	$5.95	$9.17

Consolidated, Core and Non-Core Net Sales and Reconciliation of Non-GAAP Financial Measures – Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (4) (7)
(Unaudited) (in thousands, except per share data)

	Fiscal Years Ended Last Day of February,
	2021	2020
Sales revenue, net
Core	$2,020,453	$1,615,094
Non-Core	78,346	92,338
Total	$2,098,799	$1,707,432

	Fiscal Years Ended Last Day of February,
	2021	2020
Adjusted Diluted EPS (non-GAAP)
Core	$11.03	$8.72
Non-Core	0.62	0.58
Total	$11.65	$9.30

	Fiscal Years Ended Last Day of February,
Core Business:	2021	2020
Diluted EPS, as reported	$9.76	$7.16
Acquisition-related expenses, net of tax	—	0.10
Restructuring charges, net of tax	0.01	0.11
Tax Reform	(0.37)	—
Subtotal	9.40	7.37
Amortization of intangible assets, net of tax	0.67	0.53
Non-cash share-based compensation, net of tax	0.97	0.82
Adjusted Diluted EPS (non-GAAP)	$11.03	$8.72

	Fiscal Years Ended Last Day of February,
Non-Core Business:	2021	2020
Diluted EPS, as reported	$0.32	$(1.14)
Asset impairment charges, net of tax	0.30	1.44
Restructuring charges, net of tax	—	0.01
Subtotal	0.62	0.31
Amortization of intangible assets, net of tax	—	0.26
Non-cash share-based compensation, net of tax	—	0.01
Adjusted Diluted EPS (non-GAAP)	$0.62	$0.58

Diluted EPS, as reported (GAAP)	$10.08	$6.02

Selected Consolidated Balance Sheet, Liquidity and Cash Flow Information
(Unaudited) (in thousands)

	Last Day of February,
	2023	2022
Balance Sheet:
Cash and cash equivalents	$29,073	$33,381
Receivables, net	377,604	457,623
Inventory	455,485	557,992
Assets held for sale	—	1,942
Total assets, current	892,041	1,082,080
Total assets	2,913,715	2,823,451
Total liabilities, current	412,158	602,690
Total long-term liabilities	1,012,746	893,422
Total debt	934,412	813,216
Stockholders’ equity	1,488,811	1,327,339

	Fiscal Years Ended Last Day of February,
	2023	2022
Accounts receivable turnover (days) (15)	69.4	66.0
Inventory turnover (times) (15)	2.1	2.3
Working capital	$479,883	$479,390
Current ratio	2.2:1	1.8:1
Ending debt to ending equity ratio	62.8%	61.3%
Return on average equity (15)	10.2%	17.5%

	Fiscal Years Ended Last Day of February,
	2023	2022
Cash Flow:
Depreciation and amortization	$44,683	$35,829
Net cash provided by operating activities	208,242	140,823
Capital and intangible asset expenditures	174,864	78,039
Net debt proceeds	120,668	468,600
Payments for repurchases of common stock	18,365	188,204

Reconciliation of Non-GAAP Financial Measures – GAAP Net Cash Provided by Operating Activities to Free Cash Flow (Non-GAAP) (7) (17)
(Unaudited) (in thousands)

	Fiscal Years Ended Last Day of February,
	2023	2022
Net cash provided by operating activities (GAAP)	$208,242	$140,823
Less: Capital and intangible asset expenditures	(174,864)	(78,039)
Free cash flow (non-GAAP)	$33,378	$62,784

Fiscal 2024 Outlook for Net Sales Revenue
(Unaudited) (in thousands)

Consolidated:	Fiscal 2023	Outlook Fiscal 2024
Net sales revenue	$2,072,667	$1,965,000	—	$2,015,000
Net sales revenue growth		(5.2)%	—	(2.8)%

Reconciliation of Non-GAAP Financial Measures – Fiscal 2024 Outlook for GAAP Operating Income to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)
and Adjusted EBITDA (Non-GAAP) (7)  (Unaudited) (in thousands)

Consolidated:	Fiscal Year Ended February 28, 2023	Outlook Fiscal 2024
Operating income, as reported (GAAP)	$211,791	$176,500	—	$201,250
Depreciation and amortization	44,683	63,786	—	57,690
Non-operating income, net	249	1,225	—	975
EBITDA (non-GAAP)	256,723	241,511	—	259,915
Add: Acquisition-related expenses	2,784	—	—	—
EPA compliance costs	23,573	—	—	—
Gain on insurance recoveries	(9,676)	—	—	—
Restructuring charges	27,362	67,851	—	59,969
Non-cash share-based compensation	26,753	28,638	—	28,116
Adjusted EBITDA (non-GAAP)	$327,519	$338,000	—	$348,000

Adjusted EBITDA (non-GAAP) growth		3.2%	—	6.3%

Reconciliation of Non-GAAP Financial Measures – Fiscal 2024 Outlook for GAAP Diluted EPS to Adjusted Diluted EPS (Non-GAAP) (7)  (Unaudited)

Consolidated:	Fiscal Year Ended February 28, 2023	Outlook Fiscal 2024
Diluted EPS, as reported (GAAP)	$5.95	$3.98	—	$4.84
Acquisition-related expenses, net of tax	0.12	—	—	—
EPA compliance costs, net of tax	0.96	—	—	—
Gain from insurance recoveries, net of tax	(0.40)	—	—	—
Restructuring charges, net of tax	1.12	2.75	—	2.43
Subtotal	7.75	6.73	—	7.27
Amortization of intangible assets, net of tax	0.67	0.67	—	0.65
Non-cash share-based compensation, net of tax	1.03	1.10	—	1.08
Adjusted diluted EPS (non-GAAP)	$9.45	$8.50	—	$9.00

Adjusted diluted EPS (non-GAAP) growth		(10.1)%	—	(4.8)%

Reconciliation of Non-GAAP Financial Measures – Fiscal 2024 Outlook for GAAP Effective Tax Rate to Adjusted Effective Tax Rate (Non-GAAP) (7) (Unaudited)

Consolidated:	Outlook Fiscal 2024
Effective tax rate, as reported (GAAP)	21.0%	—	19.0%
Restructuring charges	(6.8)%	—	(5.0)%
Subtotal	14.2%	—	14.0%
Amortization of intangible assets	(0.4)%	—	(0.3)%
Non-cash share-based compensation	(0.6)%	—	(0.6)%
Adjusted effective tax rate (non-GAAP)	13.2%	—	13.1%

Reconciliation of Non-GAAP Financial Measures – Fiscal 2024 Outlook for GAAP Net Cash Provided by Operating Activities to Free Cash Flow (Non-GAAP) (7) (17)
(Unaudited) (in thousands)

Consolidated:	Fiscal Year Ended February 28, 2023	Outlook Fiscal 2024
Net cash provided by operating activities (GAAP)	$208,242	$300,000	—	$315,000
Less: Capital and intangible asset expenditures	(174,864)	(50,000)	—	(45,000)
Free cash flow (non-GAAP)	$33,378	$250,000	—	$270,000

SUPPLEMENTAL RECAST SEGMENT FINANCIAL INFORMATION

Fiscal 2023 Consolidated and Segment Net Sales Revenue
(Unaudited) (in thousands)

	Three Months Ended May 31,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2022 sales revenue, net	$193,644	$347,579	$541,223
Organic business (1)	(8,604)	(75,503)	(84,107)
Impact of foreign currency	(2,024)	(1,507)	(3,531)
Acquisition (2) (3)	51,247	3,246	54,493
Change in sales revenue, net	40,619	(73,764)	(33,145)
Fiscal 2023 sales revenue, net	$234,263	$273,815	$508,078

Total net sales revenue growth (decline)	21.0%	(21.2)%	(6.1)%
Organic business	(4.4)%	(21.7)%	(15.5)%
Impact of foreign currency	(1.0)%	(0.4)%	(0.7)%
Acquisition	26.5%	0.9%	10.1%

	Three Months Ended August 31,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2022 sales revenue, net	$215,218	$260,010	$475,228
Organic business (1)	(19,320)	12,093	(7,227)
Impact of foreign currency	(2,735)	(1,469)	(4,204)
Acquisition (2) (3)	47,396	10,207	57,603
Change in sales revenue, net	25,341	20,831	46,172
Fiscal 2023 sales revenue, net	$240,559	$280,841	$521,400

Total net sales revenue growth (decline)	11.8%	8.0%	9.7%
Organic business	(9.0)%	4.7%	(1.5)%
Impact of foreign currency	(1.3)%	(0.6)%	(0.9)%
Acquisition	22.0%	3.9%	12.1%

	Three Months Ended November 30,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2022 sales revenue, net	$246,135	$378,749	$624,884
Organic business (1)	(57,262)	(58,288)	(115,550)
Impact of foreign currency	(3,191)	(3,883)	(7,074)
Acquisition (2) (3)	43,255	13,091	56,346
Change in sales revenue, net	(17,198)	(49,080)	(66,278)
Fiscal 2023 sales revenue, net	$228,937	$329,669	$558,606

Total net sales revenue growth (decline)	(7.0)%	(13.0)%	(10.6)%
Organic business	(23.3)%	(15.4)%	(18.5)%
Impact of foreign currency	(1.3)%	(1.0)%	(1.1)%
Acquisition	17.6%	3.5%	9.0%

SUPPLEMENTAL RECAST SEGMENT FINANCIAL INFORMATION

Fiscal 2022 Consolidated and Segment Net Sales Revenue
(Unaudited) (in thousands)

	Three Months Ended May 31,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2021 sales revenue, net	$140,628	$280,207	$420,835
Organic business (1)	52,127	62,755	114,882
Impact of foreign currency	889	4,617	5,506
Change in sales revenue, net	53,016	67,372	120,388
Fiscal 2022 sales revenue, net	$193,644	$347,579	$541,223

Total net sales revenue growth	37.7%	24.0%	28.6%
Organic business	37.1%	22.4%	27.3%
Impact of foreign currency	0.6%	1.6%	1.3%

	Three Months Ended August 31,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2021 sales revenue, net	$201,863	$328,989	$530,852
Organic business (1)	13,084	(70,765)	(57,681)
Impact of foreign currency	271	1,786	2,057
Change in sales revenue, net	13,355	(68,979)	(55,624)
Fiscal 2022 sales revenue, net	$215,218	$260,010	$475,228

Total net sales revenue growth (decline)	6.6%	(21.0)%	(10.5)%
Organic business	6.5%	(21.5)%	(10.9)%
Impact of foreign currency	0.1%	0.5%	0.4%

	Three Months Ended November 30,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2021 sales revenue, net	$222,400	$415,337	$637,737
Organic business (1)	23,601	(37,652)	(14,051)
Impact of foreign currency	134	1,064	1,198
Change in sales revenue, net	23,735	(36,588)	(12,853)
Fiscal 2022 sales revenue, net	$246,135	$378,749	$624,884

Total net sales revenue growth (decline)	10.7%	(8.8)%	(2.0)%
Organic business	10.6%	(9.1)%	(2.2)%
Impact of foreign currency	0.1%	0.3%	0.2%

SUPPLEMENTAL RECAST SEGMENT FINANCIAL INFORMATION

Fiscal 2022 Consolidated and Segment Net Sales Revenue
(Unaudited) (in thousands)

	Three Months Ended Last Day of February,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2021 sales revenue, net	$162,463	$346,912	$509,375
Organic business (1)	24,683	25,522	50,205
Impact of foreign currency	(672)	(1,261)	(1,933)
Acquisition (2)	24,373	—	24,373
Change in sales revenue, net	48,384	24,261	72,645
Fiscal 2022 sales revenue, net	$210,847	$371,173	$582,020

Total net sales revenue growth (decline)	29.8%	7.0%	14.3%
Organic business	15.2%	7.4%	9.9%
Impact of foreign currency	(0.4)%	(0.4)%	(0.4)%
Acquisition	15.0%	—%	4.8%

	Fiscal Year Ended Last Day of February,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2021 sales revenue, net	$727,354	$1,371,445	$2,098,799
Organic business (1)	113,495	(20,140)	93,355
Impact of foreign currency	622	6,206	6,828
Acquisition (2)	24,373	—	24,373
Change in sales revenue, net	138,490	(13,934)	124,556
Fiscal 2022 sales revenue, net	$865,844	$1,357,511	$2,223,355

Total net sales revenue growth (decline)	19.0%	(1.0)%	5.9%
Organic business	15.6%	(1.5)%	4.4%
Impact of foreign currency	0.1%	0.5%	0.3%
Acquisition	3.4%	—%	1.2%

SUPPLEMENTAL RECAST SEGMENT FINANCIAL INFORMATION

Fiscal 2021 Consolidated and Segment Net Sales Revenue
(Unaudited) (in thousands)

	Three Months Ended May 31,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2020 sales revenue, net	$144,942	$231,393	$376,335
Organic business (1)	(3,927)	45,602	41,675
Impact of foreign currency	(387)	(4,377)	(4,764)
Acquisition (16)	—	7,589	7,589
Change in sales revenue, net	(4,314)	48,814	44,500
Fiscal 2021 sales revenue, net	$140,628	$280,207	$420,835

Total net sales revenue growth (decline)	(3.0)%	21.1%	11.8%
Organic business	(2.7)%	19.7%	11.1%
Impact of foreign currency	(0.3)%	(1.9)%	(1.3)%
Acquisition	—%	3.3%	2.0%

	Three Months Ended August 31,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2020 sales revenue, net	$167,864	$246,131	$413,995
Organic business (1)	33,894	72,523	106,417
Impact of foreign currency	105	(208)	(103)
Acquisition (16)	—	10,543	10,543
Change in sales revenue, net	33,999	82,858	116,857
Fiscal 2021 sales revenue, net	$201,863	$328,989	$530,852

Total net sales revenue growth (decline)	20.3%	33.7%	28.2%
Organic business	20.2%	29.5%	25.7%
Impact of foreign currency	0.1%	(0.1)%	—%
Acquisition	—%	4.3%	2.5%

	Three Months Ended November 30,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2020 sales revenue, net	$183,211	$291,526	$474,737
Organic business (1)	38,836	104,959	143,795
Impact of foreign currency	353	1,351	1,704
Acquisition (16)	—	17,501	17,501
Change in sales revenue, net	39,189	123,811	163,000
Fiscal 2021 sales revenue, net	$222,400	$415,337	$637,737

Total net sales revenue growth	21.4%	42.5%	34.3%
Organic business	21.2%	36.0%	30.3%
Impact of foreign currency	0.2%	0.5%	0.4%
Acquisition	—%	6.0%	3.7%

SUPPLEMENTAL RECAST SEGMENT FINANCIAL INFORMATION

Fiscal 2021 Consolidated and Segment Net Sales Revenue
(Unaudited) (in thousands)

	Three Months Ended Last Day of February,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2020 sales revenue, net	$144,948	$297,417	$442,365
Organic business (1)	17,113	36,812	53,925
Impact of foreign currency	402	2,316	2,718
Acquisition (16)	—	10,367	10,367
Change in sales revenue, net	17,515	49,495	67,010
Fiscal 2021 sales revenue, net	$162,463	$346,912	$509,375

Total net sales revenue growth	12.1%	16.6%	15.1%
Organic business	11.8%	12.4%	12.2%
Impact of foreign currency	0.3%	0.8%	0.6%
Acquisition	—%	3.5%	2.3%

	Fiscal Year Ended Last Day of February,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2020 sales revenue, net	$640,965	$1,066,467	$1,707,432
Organic business (1)	85,916	259,896	345,812
Impact of foreign currency	473	(918)	(445)
Acquisition (16)	—	46,000	46,000
Change in sales revenue, net	86,389	304,978	391,367
Fiscal 2021 sales revenue, net	$727,354	$1,371,445	$2,098,799

Total net sales revenue growth (decline)	13.5%	28.6%	22.9%
Organic business	13.4%	24.4%	20.3%
Impact of foreign currency	0.1%	(0.1)%	—%
Acquisition	—%	4.3%	2.7%

SUPPLEMENTAL RECAST SEGMENT FINANCIAL INFORMATION

Fiscal 2023 Consolidated and Segment Net Sales from Core and Non-Core Business (4)
(Unaudited) (in thousands)

	Three Months Ended May 31,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2022 sales revenue, net	$193,644	$347,579	$541,223
Core business	40,619	(53,645)	(13,026)
Non-Core business (Personal Care)	—	(20,119)	(20,119)
Change in sales revenue, net	40,619	(73,764)	(33,145)
Fiscal 2023 sales revenue, net	$234,263	$273,815	$508,078

Total net sales revenue growth (decline)	21.0%	(21.2)%	(6.1)%
Core business	21.0%	(15.4)%	(2.4)%
Non-Core business (Personal Care)	—%	(5.8)%	(3.7)%

	Three Months Ended August 31,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2022 sales revenue, net	$215,218	$260,010	$475,228
Core business	25,341	26,574	51,915
Non-Core business (Personal Care)	—	(5,743)	(5,743)
Change in sales revenue, net	25,341	20,831	46,172
Fiscal 2023 sales revenue, net	$240,559	$280,841	$521,400

Total net sales revenue growth (decline)	11.8%	8.0%	9.7%
Core business	11.8%	10.2%	10.9%
Non-Core business (Personal Care)	—%	(2.2)%	(1.2)%

	Three Months Ended November 30,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2022 sales revenue, net	$246,135	$378,749	$624,884
Core business	(17,198)	(44,705)	(61,903)
Non-Core business (Personal Care)	—	(4,375)	(4,375)
Change in sales revenue, net	(17,198)	(49,080)	(66,278)
Fiscal 2023 sales revenue, net	$228,937	$329,669	$558,606

Total net sales revenue growth (decline)	(7.0)%	(13.0)%	(10.6)%
Core business	(7.0)%	(11.8)%	(9.9)%
Non-Core business (Personal Care)	—%	(1.2)%	(0.7)%

SUPPLEMENTAL RECAST SEGMENT FINANCIAL INFORMATION

Fiscal 2022 Consolidated and Segment Net Sales from Core and Non-Core Business (4)
(Unaudited) (in thousands)

	Three Months Ended May 31,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2021 sales revenue, net	$140,628	$280,207	$420,835
Core business	53,016	68,569	121,585
Non-Core business (Personal Care)	—	(1,197)	(1,197)
Change in sales revenue, net	53,016	67,372	120,388
Fiscal 2022 sales revenue, net	$193,644	$347,579	$541,223

Total net sales revenue growth (decline)	37.7%	24.0%	28.6%
Core business	37.7%	24.5%	28.9%
Non-Core business (Personal Care)	—%	(0.4)%	(0.3)%

	Three Months Ended August 31,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2021 sales revenue, net	$201,863	$328,989	$530,852
Core business	13,355	(53,580)	(40,225)
Non-Core business (Personal Care)	—	(15,399)	(15,399)
Change in sales revenue, net	13,355	(68,979)	(55,624)
Fiscal 2022 sales revenue, net	$215,218	$260,010	$475,228

Total net sales revenue growth (decline)	6.6%	(21.0)%	(10.5)%
Core business	6.6%	(16.3)%	(7.6)%
Non-Core business (Personal Care)	—%	(4.7)%	(2.9)%

	Three Months Ended November 30,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2021 sales revenue, net	$222,400	$415,337	$637,737
Core business	23,735	(20,992)	2,743
Non-Core business (Personal Care)	—	(15,596)	(15,596)
Change in sales revenue, net	23,735	(36,588)	(12,853)
Fiscal 2022 sales revenue, net	$246,135	$378,749	$624,884

Total net sales revenue growth (decline)	10.7%	(8.8)%	(2.0)%
Core business	10.7%	(5.1)%	0.4%
Non-Core business (Personal Care)	—%	(3.8)%	(2.4)%

SUPPLEMENTAL RECAST SEGMENT FINANCIAL INFORMATION

Fiscal 2022 Consolidated and Segment Net Sales from Core and Non-Core Business (4)
(Unaudited) (in thousands)

	Three Months Ended Last Day of February,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2021 sales revenue, net	$162,463	$346,912	$509,375
Core business	48,384	36,299	84,683
Non-Core business (Personal Care)	—	(12,038)	(12,038)
Change in sales revenue, net	48,384	24,261	72,645
Fiscal 2022 sales revenue, net	$210,847	$371,173	$582,020

Total net sales revenue growth (decline)	29.8%	7.0%	14.3%
Core business	29.8%	10.5%	16.6%
Non-Core business (Personal Care)	—%	(3.5)%	(2.4)%

	Fiscal Year Ended Last Day of February,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2021 sales revenue, net	$727,354	$1,371,445	$2,098,799
Core business	138,490	30,296	168,786
Non-Core business (Personal Care)	—	(44,230)	(44,230)
Change in sales revenue, net	138,490	(13,934)	124,556
Fiscal 2022 sales revenue, net	$865,844	$1,357,511	$2,223,355

Total net sales revenue growth (decline)	19.0%	(1.0)%	5.9%
Core business	19.0%	2.2%	8.0%
Non-Core business (Personal Care)	—%	(3.2)%	(2.1)%

SUPPLEMENTAL RECAST SEGMENT FINANCIAL INFORMATION

Fiscal 2021 Consolidated and Segment Net Sales from Core and Non-Core Business (4)
(Unaudited) (in thousands)

	Three Months Ended May 31,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2020 sales revenue, net	$144,942	$231,393	$376,335
Core business	(4,314)	50,257	45,943
Non-Core business (Personal Care)	—	(1,443)	(1,443)
Change in sales revenue, net	(4,314)	48,814	44,500
Fiscal 2021 sales revenue, net	$140,628	$280,207	$420,835

Total net sales revenue growth (decline)	(3.0)%	21.1%	11.8%
Core business	(3.0)%	21.7%	12.2%
Non-Core business (Personal Care)	—%	(0.6)%	(0.4)%

	Three Months Ended August 31,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2020 sales revenue, net	$167,864	$246,131	$413,995
Core business	33,999	86,575	120,574
Non-Core business (Personal Care)	—	(3,717)	(3,717)
Change in sales revenue, net	33,999	82,858	116,857
Fiscal 2021 sales revenue, net	$201,863	$328,989	$530,852

Total net sales revenue growth (decline)	20.3%	33.7%	28.2%
Core business	20.3%	35.2%	29.1%
Non-Core business (Personal Care)	—%	(1.5)%	(0.9)%

	Three Months Ended November 30,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2020 sales revenue, net	$183,211	$291,526	$474,737
Core business	39,189	127,835	167,024
Non-Core business (Personal Care)	—	(4,024)	(4,024)
Change in sales revenue, net	39,189	123,811	163,000
Fiscal 2021 sales revenue, net	$222,400	$415,337	$637,737

Total net sales revenue growth (decline)	21.4%	42.5%	34.3%
Core business	21.4%	43.9%	35.2%
Non-Core business (Personal Care)	—%	(1.4)%	(0.8)%

SUPPLEMENTAL RECAST SEGMENT FINANCIAL INFORMATION

Fiscal 2021 Consolidated and Segment Net Sales from Core and Non-Core Business (4)
(Unaudited) (in thousands)

	Three Months Ended Last Day of February,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2020 sales revenue, net	$144,948	$297,417	$442,365
Core business	17,515	54,303	71,818
Non-Core business (Personal Care)	—	(4,808)	(4,808)
Change in sales revenue, net	17,515	49,495	67,010
Fiscal 2021 sales revenue, net	$162,463	$346,912	$509,375

Total net sales revenue growth (decline)	12.1%	16.6%	15.1%
Core business	12.1%	18.3%	16.2%
Non-Core business (Personal Care)	—%	(1.6)%	(1.1)%

	Fiscal Year Ended Last Day of February,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2020 sales revenue, net	$640,965	$1,066,467	$1,707,432
Core business	86,389	318,970	405,359
Non-Core business (Personal Care)	—	(13,992)	(13,992)
Change in sales revenue, net	86,389	304,978	391,367
Fiscal 2021 sales revenue, net	$727,354	$1,371,445	$2,098,799

Total net sales revenue growth (decline)	13.5%	28.6%	22.9%
Core business	13.5%	29.9%	23.7%
Non-Core business (Personal Care)	—%	(1.3)%	(0.8)%

SUPPLEMENTAL RECAST SEGMENT FINANCIAL INFORMATION

Reconciliation of Non-GAAP Financial Measures – Fiscal 2023 GAAP Operating Income and Operating Margin to Adjusted Operating Income and Adjusted Operating Margin (Non-GAAP) (7)
(Unaudited) (in thousands)

	Three Months Ended May 31, 2022
	Home & Outdoor (2)		Beauty & Wellness (3)		Total
Operating income, as reported (GAAP)	$29,793	12.7%	$4,146	1.5%	$33,939	6.7%
Acquisition-related expenses	78	—%	2,676	1.0%	2,754	0.5%
EPA compliance costs	—	—%	11,644	4.3%	11,644	2.3%
Restructuring charges	—	—%	2	—%	2	—%
Subtotal	29,871	12.8%	18,468	6.7%	48,339	9.5%
Amortization of intangible assets	1,746	0.7%	2,615	1.0%	4,361	0.9%
Non-cash share-based compensation	5,998	2.6%	10,621	3.9%	16,619	3.3%
Adjusted operating income (non-GAAP)	$37,615	16.1%	$31,704	11.6%	$69,319	13.6%

	Three Months Ended August 31, 2022
	Home & Outdoor (2)		Beauty & Wellness (3)		Total
Operating income, as reported (GAAP)	$42,082	17.5%	$4,864	1.7%	$46,946	9.0%
Acquisition-related expenses	41	—%	(11)	—%	30	—%
EPA compliance costs	—	—%	8,354	3.0%	8,354	1.6%
Restructuring charges	472	0.2%	4,304	1.5%	4,776	0.9%
Subtotal	42,595	17.7%	17,511	6.2%	60,106	11.5%
Amortization of intangible assets	1,753	0.7%	2,896	1.0%	4,649	0.9%
Non-cash share-based compensation	2,640	1.1%	4,855	1.7%	7,495	1.4%
Adjusted operating income (non-GAAP)	$46,988	19.5%	$25,262	9.0%	$72,250	13.9%

	Three Months Ended November 30, 2022
	Home & Outdoor (2)		Beauty & Wellness (3)		Total
Operating income, as reported (GAAP)	$30,847	13.5%	$46,346	14.1%	$77,193	13.8%
Acquisition-related expenses	(2)	—%	2	—%	—	—%
EPA compliance costs	—	—%	2,103	0.6%	2,103	0.4%
Gain from insurance recoveries	—	—%	(9,676)	(2.9)%	(9,676)	(1.7)%
Restructuring charges	5,090	2.2%	5,373	1.6%	10,463	1.9%
Subtotal	35,935	15.7%	44,148	13.4%	80,083	14.3%
Amortization of intangible assets	1,756	0.8%	2,896	0.9%	4,652	0.8%
Non-cash share-based compensation	2,169	0.9%	5,772	1.8%	7,941	1.4%
Adjusted operating income (non-GAAP)	$39,860	17.4%	$52,816	16.0%	$92,676	16.6%

SUPPLEMENTAL RECAST SEGMENT FINANCIAL INFORMATION

Reconciliation of Non-GAAP Financial Measures – Fiscal 2022 GAAP Operating Income and Operating Margin to Adjusted Operating Income and Adjusted Operating Margin (Non-GAAP) (7)
(Unaudited) (in thousands)

	Three Months Ended May 31, 2021
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$27,143	14.0%	$37,692	10.8%	$64,835	12.0%
EPA compliance costs	—	—%	13,112	3.8%	13,112	2.4%
Restructuring charges	—	—%	6	—%	6	—%
Subtotal	27,143	14.0%	50,810	14.6%	77,953	14.4%
Amortization of intangible assets	518	0.3%	2,465	0.7%	2,983	0.6%
Non-cash share-based compensation	5,551	2.9%	8,469	2.4%	14,020	2.6%
Adjusted operating income (non-GAAP)	$33,212	17.2%	$61,744	17.8%	$94,956	17.5%

	Three Months Ended August 31, 2021
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$41,921	19.5%	$25,370	9.8%	$67,291	14.2%
EPA compliance costs	—	—%	2,960	1.1%	2,960	0.6%
Restructuring charges	369	0.2%	—	—%	369	0.1%
Subtotal	42,290	19.6%	28,330	10.9%	70,620	14.9%
Amortization of intangible assets	519	0.2%	2,467	0.9%	2,986	0.6%
Non-cash share-based compensation	3,157	1.5%	4,623	1.8%	7,780	1.6%
Adjusted operating income (non-GAAP)	$45,966	21.4%	$35,420	13.6%	$81,386	17.1%

	Three Months Ended November 30, 2021
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$43,239	17.6%	$46,801	12.4%	$90,040	14.4%
Acquisition-related expenses	1,605	0.7%	—	—%	1,605	0.3%
EPA compliance costs	—	—%	4,926	1.3%	4,926	0.8%
Restructuring charges	—	—%	5	—%	5	—%
Subtotal	44,844	18.2%	51,732	13.7%	96,576	15.5%
Amortization of intangible assets	525	0.2%	2,469	0.7%	2,994	0.5%
Non-cash share-based compensation	2,339	1.0%	4,210	1.1%	6,549	1.0%
Adjusted operating income (non-GAAP)	$47,708	19.4%	$58,411	15.4%	$106,119	17.0%

SUPPLEMENTAL RECAST SEGMENT FINANCIAL INFORMATION

Reconciliation of Non-GAAP Financial Measures – Fiscal 2021 GAAP Operating Income and Operating Margin to Adjusted Operating Income and Adjusted Operating Margin (Non-GAAP) (7)
(Unaudited) (in thousands)

	Three Months Ended May 31, 2020
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$23,233	16.5%	$33,746	12.0%	$56,979	13.5%
Restructuring charges	238	0.2%	95	—%	333	0.1%
Subtotal	23,471	16.7%	33,841	12.1%	57,312	13.6%
Amortization of intangible assets	498	0.4%	3,976	1.4%	4,474	1.1%
Non-cash share-based compensation	3,421	2.4%	5,870	2.1%	9,291	2.2%
Adjusted operating income (non-GAAP)	$27,390	19.5%	$43,687	15.6%	$71,077	16.9%

	Three Months Ended August 31, 2020
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$45,403	22.5%	$53,872	16.4%	$99,275	18.7%
Restructuring charges	25	—%	9	—%	34	—%
Subtotal	45,428	22.5%	53,881	16.4%	99,309	18.7%
Amortization of intangible assets	520	0.3%	4,032	1.2%	4,552	0.9%
Non-cash share-based compensation	1,891	0.9%	2,733	0.8%	4,624	0.9%
Adjusted operating income (non-GAAP)	$47,839	23.7%	$60,646	18.4%	$108,485	20.4%

	Three Months Ended November 30, 2020
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$37,658	16.9%	$63,051	15.2%	$100,709	15.8%
Restructuring charges	(12)	—%	—	—%	(12)	—%
Subtotal	37,646	16.9%	63,051	15.2%	100,697	15.8%
Amortization of intangible assets	523	0.2%	3,978	1.0%	4,501	0.7%
Non-cash share-based compensation	2,712	1.2%	4,027	1.0%	6,739	1.1%
Adjusted operating income (non-GAAP)	$40,881	18.4%	$71,056	17.1%	$111,937	17.6%

SUPPLEMENTAL RECAST SEGMENT FINANCIAL INFORMATION

Reconciliation of Non-GAAP Financial Measures – Fiscal 2021 GAAP Operating Income and Operating Margin to Adjusted Operating Income and Adjusted Operating Margin (Non-GAAP) (7)
(Unaudited) (in thousands)

	Three Months Ended February 28, 2021
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$16,193	10.0%	$8,332	2.4%	$24,525	4.8%
Asset impairment charges	—	—%	8,452	2.4%	8,452	1.7%
Restructuring charges	(2)	—%	(3)	—%	(5)	—%
Subtotal	16,191	10.0%	16,781	4.8%	32,972	6.5%
Amortization of intangible assets	514	0.3%	3,602	1.0%	4,116	0.8%
Non-cash share-based compensation	2,254	1.4%	3,510	1.0%	5,764	1.1%
Adjusted operating income (non-GAAP)	$18,959	11.7%	$23,893	6.9%	$42,852	8.4%

	Fiscal Year Ended February 28, 2021
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$122,487	16.8%	$159,001	11.6%	$281,488	13.4%
Asset impairment charges	—	—%	8,452	0.6%	8,452	0.4%
Restructuring charges	249	—%	101	—%	350	—%
Subtotal	122,736	16.9%	167,554	12.2%	290,290	13.8%
Amortization of intangible assets	2,055	0.3%	15,588	1.1%	17,643	0.8%
Non-cash share-based compensation	10,278	1.4%	16,140	1.2%	26,418	1.3%
Adjusted operating income (non-GAAP)	$135,069	18.6%	$199,282	14.5%	$334,351	15.9%

SUPPLEMENTAL RECAST SEGMENT FINANCIAL INFORMATION

Reconciliation of Non-GAAP Financial Measures – Fiscal 2023 GAAP Operating Income to
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and
Adjusted EBITDA (Non-GAAP) (7)
(Unaudited) (in thousands)

	Three Months Ended May 31, 2022
	Home & Outdoor (2)	Beauty & Wellness (3)	Total
Operating income, as reported (GAAP)	$29,793	$4,146	$33,939
Depreciation and amortization	4,495	6,003	10,498
Non-operating income, net	—	67	67
EBITDA (non-GAAP)	34,288	10,216	44,504
Add: Acquisition-related expenses	78	2,676	2,754
EPA compliance costs	—	11,644	11,644
Restructuring charges	—	2	2
Non-cash share-based compensation	5,998	10,621	16,619
Adjusted EBITDA (non-GAAP)	$40,364	$35,159	$75,523

	Three Months Ended August 31, 2022
	Home & Outdoor (2)	Beauty & Wellness (3)	Total
Operating income, as reported (GAAP)	$42,082	$4,864	$46,946
Depreciation and amortization	4,493	6,626	11,119
Non-operating income, net	—	113	113
EBITDA (non-GAAP)	46,575	11,603	58,178
Add: Acquisition-related expenses	41	(11)	30
EPA compliance costs	—	8,354	8,354
Restructuring charges	472	4,304	4,776
Non-cash share-based compensation	2,640	4,855	7,495
Adjusted EBITDA (non-GAAP)	$49,728	$29,105	$78,833

	Three Months Ended November 30, 2022
	Home & Outdoor (2)	Beauty & Wellness (3)	Total
Operating income, as reported (GAAP)	$30,847	$46,346	$77,193
Depreciation and amortization	4,716	6,997	11,713
Non-operating income, net	—	5	5
EBITDA (non-GAAP)	35,563	53,348	88,911
Add: Acquisition-related expenses	(2)	2	—
EPA compliance costs	—	2,103	2,103
Gain from insurance recoveries	—	(9,676)	(9,676)
Restructuring charges	5,090	5,373	10,463
Non-cash share-based compensation	2,169	5,772	7,941
Adjusted EBITDA (non-GAAP)	$42,820	$56,922	$99,742

SUPPLEMENTAL RECAST SEGMENT FINANCIAL INFORMATION

Reconciliation of Non-GAAP Financial Measures – Fiscal 2022 GAAP Operating Income to
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and
Adjusted EBITDA (Non-GAAP) (7)
(Unaudited) (in thousands)

	Three Months Ended May 31, 2021
	Home & Outdoor	Beauty & Wellness	Total
Operating income, as reported (GAAP)	$27,143	$37,692	$64,835
Depreciation and amortization	2,548	6,165	8,713
Non-operating income, net	—	102	102
EBITDA (non-GAAP)	29,691	43,959	73,650
Add: EPA compliance costs	—	13,112	13,112
Restructuring charges	—	6	6
Non-cash share-based compensation	5,551	8,469	14,020
Adjusted EBITDA (non-GAAP)	$35,242	$65,546	$100,788

	Three Months Ended August 31, 2021
	Home & Outdoor	Beauty & Wellness	Total
Operating income, as reported (GAAP)	$41,921	$25,370	$67,291
Depreciation and amortization	2,815	5,913	8,728
Non-operating income, net	—	31	31
EBITDA (non-GAAP)	44,736	31,314	76,050
Add: EPA compliance costs	—	2,960	2,960
Restructuring charges	369	—	369
Non-cash share-based compensation	3,157	4,623	7,780
Adjusted EBITDA (non-GAAP)	$48,262	$38,897	$87,159

	Three Months Ended November 30, 2021
	Home & Outdoor	Beauty & Wellness	Total
Operating income, as reported (GAAP)	$43,239	$46,801	$90,040
Depreciation and amortization	2,894	5,747	8,641
Non-operating income, net	—	52	52
EBITDA (non-GAAP)	46,133	52,600	98,733
Add: Acquisition-related expenses	1,605	—	1,605
EPA compliance costs	—	4,926	4,926
Restructuring charges	—	5	5
Non-cash share-based compensation	2,339	4,210	6,549
Adjusted EBITDA (non-GAAP)	$50,077	$61,741	$111,818

SUPPLEMENTAL RECAST SEGMENT FINANCIAL INFORMATION

Reconciliation of Non-GAAP Financial Measures – Fiscal 2021 GAAP Operating Income to
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and
Adjusted EBITDA (Non-GAAP) (7)
(Unaudited) (in thousands)

	Three Months Ended May 31, 2020
	Home & Outdoor	Beauty & Wellness	Total
Operating income, as reported (GAAP)	$23,233	$33,746	$56,979
Depreciation and amortization	2,122	7,018	9,140
Non-operating income, net	—	236	236
EBITDA (non-GAAP)	25,355	41,000	66,355
Add: Restructuring charges	238	95	333
Non-cash share-based compensation	3,421	5,870	9,291
Adjusted EBITDA (non-GAAP)	$29,014	$46,965	$75,979

	Three Months Ended August 31, 2020
	Home & Outdoor	Beauty & Wellness	Total
Operating income, as reported (GAAP)	$45,403	$53,872	$99,275
Depreciation and amortization	2,250	7,086	9,336
Non-operating income, net	—	111	111
EBITDA (non-GAAP)	47,653	61,069	108,722
Add: Restructuring charges	25	9	34
Non-cash share-based compensation	1,891	2,733	4,624
Adjusted EBITDA (non-GAAP)	$49,569	$63,811	$113,380

	Three Months Ended November 30, 2020
	Home & Outdoor	Beauty & Wellness	Total
Operating income, as reported (GAAP)	$37,658	$63,051	$100,709
Depreciation and amortization	2,371	7,148	9,519
Non-operating income, net	—	93	93
EBITDA (non-GAAP)	40,029	70,292	110,321
Add: Restructuring charges	(12)	—	(12)
Non-cash share-based compensation	2,712	4,027	6,739
Adjusted EBITDA (non-GAAP)	$42,729	$74,319	$117,048

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release
(1)Organic business refers to net sales revenue associated with product lines or brands after the first twelve months from the date the product line or brand is acquired, excluding the impact that foreign currency remeasurement had on reported net sales revenue. Net sales revenue from internally developed brands or product lines is considered Organic business activity.
(2)On December 29, 2021, we completed the acquisition of Osprey. As such, the three months ended February 28, 2022 and fiscal 2022 include approximately nine weeks of operating results from Osprey and fiscal 2023 includes a full year of operating results. Osprey sales prior to the first annual anniversary of the acquisition are reported in Acquisition. Sales from Osprey subsequent to the first annual anniversary of the acquisition are reported in Organic business.
(3)On April 22, 2022, we completed the acquisition of Curlsmith. As such, the three months ended May 31, 2022 includes approximately six weeks of operating results from Curlsmith and fiscal 2023 includes approximately forty-five weeks of operating results. Curlsmith sales are reported in Acquisition.
(4)The Company defines Core business as strategic business that it expects to be an ongoing part of its operations, and Non-Core business as business or net assets (including net assets held for sale) that it expects to divest within a year of its designation as Non-Core.
(5)Leadership Brand net sales consists of revenue from the OXO, Hydro Flask, Osprey, Vicks, Braun, Honeywell, PUR, Hot Tools and Drybar brands.
(6)Online channel net sales revenue includes direct to consumer online net sales, net sales to retail customers fulfilling end-consumer online orders and net sales to pure-play online retailers.
(7)This press release contains non-GAAP financial measures. Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted EPS, Core and Non-Core Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Net Leverage Ratio (“Non-GAAP Financial Measures”) that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, the Company is providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures. The Company is unable to present a quantitative reconciliation of forward-looking expected net leverage ratio to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, the Company believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP financial measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges and benefits on applicable income, margin and earnings per share measures. The Company also believes that these non-GAAP measures facilitate a more direct comparison of the Company’s performance with its competitors. The Company further believes that including the excluded charges and benefits would not accurately reflect the underlying performance of the Company’s operations for the period in which the charges and benefits are incurred, even though such charges and benefits may be incurred and reflected in the Company’s GAAP financial results in the near future. The material limitation associated with the use of the non-GAAP measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.
(8)Charges incurred in conjunction with EPA packaging compliance for certain products in the air filtration, water filtration and humidification categories within the Beauty & Wellness segment.
(9)Acquisition-related expenses associated with the definitive agreements to acquire Curlsmith, Osprey and Drybar Products included in SG&A.
(10)Gain from insurance recoveries on damaged inventory resulting from a severe weather-related incident that impacted a third-party warehouse facility that the Company used for the Beauty & Wellness segment.
(11)Amortization of intangible assets.
(12)Non-cash share-based compensation.
(13)Charges incurred in connection with the Company’s current restructuring plan, Project Pegasus, and its prior restructuring plan, Project Refuel, which was completed during the fourth quarter of fiscal 2022.
(14)Beginning in the fourth quarter of fiscal 2023, we included net sales revenue from the U.S. and Canada as domestic net sales revenue. Previously, we reported sales revenue from Canada within international net sales revenue. We have recast all prior period domestic and international net sales revenue presented to conform with this current presentation.

(15)Accounts receivable turnover, inventory turnover and return on average equity computations use 12 month trailing net sales revenue, cost of goods sold or net income components as required by the particular measure. The current and four prior quarters' ending balances of trade accounts receivable, inventory and equity are used for the purposes of computing the average balance component as required by the particular measure.
(16)On January 23, 2020, we completed the acquisition of Drybar Products. As such, the three months ended February 28, 2020 and fiscal 2020 include approximately five weeks of operating results from Drybar Products and future fiscal years include a full year of operating results. Drybar Products sales prior to the first annual anniversary of the acquisition are reported in Acquisition. Sales from Drybar Products subsequent to the first annual anniversary of the acquisition are reported in Organic business.
(17)Free cash flow represents net cash provided by operating activities less capital and intangible asset expenditures.
(18)Net leverage ratio represents total current and long-term debt plus outstanding letters of credit, net of unrestricted cash and cash equivalents, divided by EBITDA plus non-cash charges and certain allowed addbacks, less certain non-cash income, plus the pro forma effect of acquisitions and certain pro forma run-rate cost savings for acquisitions and dispositions, as defined in our Credit Agreement.